UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)

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First Savings Financial Group, Inc.

(Name of Registrant as Specified In Its Charter)

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January 8, 2025

Dear Fellow Shareholder:

You are cordially invited to attend the 2025 annual meeting of shareholders (the “Annual Meeting”) of First Savings Financial Group, Inc. The Annual Meeting will be held at the First Savings Bank Center located at 702 North Shore Drive, Jeffersonville, Indiana, on Tuesday, February 11, 2025, at 2:00 p.m., local time.

The notice of Annual Meeting and accompanying proxy statement appearing on the following pages describe the formal business to be transacted at the Annual Meeting. It is important that your shares are represented at the Annual Meeting, regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote by promptly by completing and mailing the enclosed proxy card or by voting via the Internet or by telephone. Internet and telephone voting instructions appear on the enclosed proxy card.

Sincerely,

Larry W. Myers
President and Chief Executive Officer

FIRST SAVINGS FINANCIAL GROUP, INC.

First Savings Bank Center

702 North Shore Drive, Suite 300

Jeffersonville, Indiana 47130

(812) 283-0724

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	2:00 p.m., local time, on Tuesday, February 11, 2025

PLACE	First Savings Bank Center

702 North Shore Drive

Jeffersonville, Indiana

ITEMS OF BUSINESS	(1)	To elect four directors to serve for a term of three years.

(2)	To vote to approve the First Savings Financial Group, Inc. 2025 Equity Incentive Plan;

(3)	To hold an advisory, non-binding vote to ratify the appointment of Forvis Mazars, LLP to serve as the independent registered public accounting firm for the fiscal year ending September 30, 2025.

(4)	To hold an advisory, non-binding vote on a resolution to approve the compensation of the named executive officers as disclosed in the accompanying proxy statement.

(5)	To transact such other business that may properly come before the annual meeting and any adjournment or postponement of the annual meeting.

RECORD DATE	In order to vote, you must have been a shareholder as of the close of business on December 31, 2024.

PROXY VOTING	It is important that your shares are represented and voted at the annual meeting. You can vote your shares via the Internet, by telephone or by completing and returning the proxy card or voting instruction card sent to you. You can revoke your proxy at any time before its exercise at the annual meeting by following the instructions in the accompanying proxy statement.

By Order of the Board of Directors,

Tony A. Schoen
Corporate Secretary

Jeffersonville, Indiana

January 8, 2025

FIRST SAVINGS FINANCIAL GROUP, INC.

Proxy Statement

FOR

2025 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of First Savings Financial Group, Inc. (the “Board”) for the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) and for any adjournment or postponement of the Annual Meeting. We may also refer to First Savings Financial Group as the “Company,” “we,” “our” or “us.”

First Savings Financial Group is the holding company for First Savings Bank. We may also refer to First Savings Bank as the “Bank.”

We will hold the Annual Meeting at the First Savings Bank Center, located at 702 North Shore Drive, Jeffersonville, Indiana, on Tuesday, February 11, 2025, at 2:00 p.m., local time.

We are mailing this proxy statement and the enclosed proxy card beginning on or about January 8, 2025, to shareholders of record.

Important Notice Regarding the Availability of Proxy Materials

for the SHAREHOLDERS’ Meeting to be held on FEBRUARY 11, 2025

This proxy statement and the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (the “SEC”), are available at www.proxyvote.com.

INFORMATION ABOUT VOTING

Who Can Vote at the Meeting

You are entitled to vote your shares of Company common stock that you owned as of December 31, 2024. As of the close of business on that date, 6,909,173 shares of Company common stock were outstanding and entitled to be voted. Each share of Company common stock has one vote.

The Company’s Articles of Incorporation provides that record holders of Company common stock who beneficially own, either directly or indirectly, more than 10% of outstanding Company common stock are not entitled to any vote with respect to those shares that exceed the 10% limit.

Ownership of Shares; Attending the Annual Meeting

You may own shares of the Company in one or more of the following ways:

•	Directly in your name as the shareholder of record;

•	Indirectly through a broker, bank or other holder of record in “street name”;

•	Indirectly through the First Savings Bank Employee Stock Ownership Plan (the “ESOP”); or

•	Indirectly through the First Savings Bank Profit Sharing/401(k) Plan (the “401(k) Plan”).

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the Annual Meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. See the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement. If you hold your shares in street name, you will need proof of ownership to be admitted to the Annual Meeting. Examples of proof of ownership are a recent brokerage statement or a letter from a bank or broker. If you want to vote your shares of Company common stock held in street name in person at the Annual Meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

If you own shares of Company common stock indirectly through the ESOP or the 401(k) Plan, see “ESOP and 401(k) Plan Participant Voting” for voting information.

Quorum and Voting

Quorum. We will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the outstanding shares of Company common stock entitled to be voted are present at the Annual Meeting, either in person or by proxy.

Vote Required for Proposals. Shareholders will elect four directors to serve for a term of three years. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast in the election of directors at the Annual Meeting, meaning that the nominees receiving the greatest number of votes will be elected up to the maximum number of directors to be elected at the Annual Meeting. The maximum number of directors to be elected at the Annual Meeting is four.

In voting on the proposal to approve the First Savings Financial Group, Inc. 2025 Equity Incentive Plan (the “2025 Equity Incentive Plan”), you may vote in favor of the proposal, vote against it or abstain from voting. Approval requires the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting.

In voting on the proposal to ratify the appointment of Forvis Mazars, LLP (“Forvis Mazars”), formerly known as FORVIS, LLP, to serve as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against it or abstain from voting. Ratification requires the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting.

In voting on the resolution proposing to approve the compensation of the named executive officers, you may vote in favor of the resolution, vote against it or abstain from voting. Approval requires the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting.

How We Count Votes. If you return valid proxy instructions or attend the Annual Meeting in person, we will count your shares to determine whether there is quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposals to approve the 2025 Equity Incentive Plan and to ratify the appointment of the independent registered public accounting firm, abstentions and broker non-votes will have no effect on the outcome of the vote on these proposals. Similarly, abstentions and broker non-votes will have no effect on the outcome of the advisory, non-binding vote on the compensation of the named executive officers.

Effect of Not Casting Your Vote

If you hold your shares in street name, you must cast your vote if you want it to count in the election of directors (Item 1), in the vote on the 2025 Equity Incentive Plan (Item 2) and in the advisory vote regarding the compensation of the named executive officers (Item 4). Current regulations prohibit your bank or broker from voting your uninstructed shares in the election of directors and on certain other matters on a discretionary basis. Therefore, if you hold your shares in street name and you do not instruct your bank or broker how to vote on Items 1, 2 and 4, no votes will be cast on these matters on your behalf. These are referred to as broker non-votes. Your bank or broker does, however, have discretion to vote any uninstructed shares on the ratification of the appointment of the independent registered public accounting firm (Item 3).

Voting by Proxy

We are sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the Annual Meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Board. The Board unanimously recommends that you vote:

•	“FOR” all of the nominees for director;

•	“FOR” the approval of the 2025 Equity Incentive Plan;

•	“FOR” the ratification of the appointment of Forvis Mazars to serve as the independent registered public accounting firm; and

•	“FOR” the approval of the compensation of the named executive officers.

If any matters not described in this proxy statement are properly presented at the Annual Meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the Annual Meeting to solicit additional proxies. If the Annual Meeting is postponed or adjourned, your shares of Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided that the new meeting occurs within 30 days of the original date of the Annual Meeting and you have not revoked your proxy. We do not currently know of any other matters to be presented at the Annual Meeting.

Instead of voting by completing and mailing a proxy card, registered shareholders can vote their shares of Company common stock via the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, allow shareholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for Internet and telephone voting appear on the enclosed proxy card and for the benefit plans on the voting instruction cards. The deadline for voting via the Internet or by telephone is 11:59 p.m., Eastern Time, on Monday, February 10, 2025.

ESOP and 401(k) Plan Participant Voting

If you participate in the ESOP or invest in Company common stock through the 401(k) Plan, you will receive a voting instruction card for each plan that reflects all shares you may direct the trustees to vote on your behalf under the plan. You may submit your voting instruction cards, or convey your voting instructions via the Internet, by telephone or by mail. Specific instructions for Internet or telephone submission are set forth on the voting instruction cards. Under the terms of the ESOP, all allocated shares of Company common stock held by the ESOP are voted by the ESOP trustee, as directed by plan participants. The ESOP trustee generally votes all unallocated shares of Company common stock held by the ESOP and allocated shares for which no timely voting instructions are received in the same proportion as shares for which the ESOP trustee has received timely voting instructions, subject to the exercise of its fiduciary duties. Under the terms of the 401(k) Plan a participant may direct the trustee how to vote the shares of Company common stock credited to the participant under the plan. The Company will direct the 401(k) Plan trustee how to vote the shares of Company common stock for which timely voting instructions are not received. The deadline for returning voting instruction cards is Tuesday, February 4, 2025.

Revoking Your Proxy

Whether you vote or direct your vote by mail, telephone or via the Internet, if you are a registered shareholder or a participant in the ESOP and/or the 401(k) Plan, unless otherwise noted, you may later revoke your proxy by:

•	sending a written statement to that effect to the Company’s Corporate Secretary;

•	submitting a properly signed proxy card or voting instruction card with a later date;

•	voting by telephone or via the Internet at a later time (if initially able to vote in that manner) so long as such vote or voting direction is received by the applicable date and time set forth above for registered shareholders and participants in the ESOP and/or the 401(k) Plan; or

•	voting in person at the Annual Meeting (except for shares held in the ESOP and/or the 401(k) Plan).

If you hold your shares through a bank, broker, trustee or nominee and you have instructed the bank, broker, trustee or nominee to vote your shares, you must follow the directions received from your bank, broker, trustee or nominee to change those instructions.

CORPORATE GOVERNANCE

Director Independence

The Board currently consists of ten members, all of whom are considered independent under the listing requirements of the Nasdaq Stock Market except for Larry W. Myers. Mr. Myers is not considered independent because he is employed as an executive officer of both the Company and the Bank. In determining the independence of directors, the Board considered the various deposit, loan and other relationships that each director and director nominee has with the Bank, including loans and lines of credit outstanding to L. Chris Fordyce and Martin A. Padgett, in addition to the transactions disclosed under “Other Information Relating to Directors and Executive Officers – Transactions with Related Persons”, but determined in each case that these relationships did not interfere with their exercise of independent judgment in carrying out their responsibilities as directors.

Board Leadership Structure and Board’s Role in Risk Oversight

The Board has determined that the separation of the offices of Chair of the Board and of President and Chief Executive Officer enhances Board independence and oversight. Moreover, the separation of those offices allows the President and Chief Executive Officer to better focus on his increasing responsibilities of managing the Company, enhancing shareholder value, and expanding and strengthening the Company’s franchise while allowing the Chair of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. Consistent with this determination, John E. Colin serves as Chair of the Board and Lead Director and Martin A. Padgett serves as Vice-Chair of the Board. Messrs. Colin and Padgett are considered independent directors under the listing requirements of the Nasdaq Stock Market.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. The Company faces numerous risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the daily management of risks the Company faces, while the Board (as a whole) and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, both the Chair and Vice-Chair of the Board meet regularly with management to discuss strategy and the risks facing the Company. Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. Both the Chair and Vice-Chair of the Board and the other independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Corporate Governance Policy

The Board has adopted a corporate governance policy to govern certain activities, including: the duties and responsibilities of directors; the composition, responsibilities and operations of the Board; the establishment and operation of Board committees; succession planning; convening executive sessions of independent directors; the Board’s interaction with management and third parties; and the evaluation of the performance of the Board and of the President and Chief Executive Officer.

Board Committees

The following table identifies the Board’s standing committees and their members as of September 30, 2024. All members of each committee are independent in accordance with the listing requirements of the Nasdaq Stock Market. Each committee operates under a written, Board-approved charter that governs its composition, responsibilities and operation. Each committee reviews and reassesses the adequacy of its charter at least annually. The charter of each committee is available at the Investor Relations section of the Bank’s website (www.fsbbank.net).

Director	Audit Committee	Compensation Committee	Nominating/ Corporate Governance Committee
John E. Colin		X	X
Frank N. Czeschin	X	X
L. Chris Fordyce			X (Chair)
Troy D. Hanke	X
John P. Lawson, Jr.			X
Pamela Bennett-Martin		X (Chair)
Larry W. Myers
Martin A. Padgett	X (Chair)	X	X
Steven R. Stemler			X
Douglas A. York	X		X
Number of meetings in fiscal 2024	6	10	2

Audit Committee

The Audit Committee assists the Board in fulfilling its responsibilities in connection with the Company’s (i) independent registered public accountants, (ii) internal auditors, (iii) financial statements, (iv) earnings releases and guidance, (v) financial and capital structure and strategy, and (vi) compliance program, internal controls and risk management. All members of the Audit Committee are considered independent under the Nasdaq Stock Market listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Certain members of the Audit Committee are partners, controlling shareholders or executive officers of an organization that has a lending relationship with the Bank, or individually maintain such relationships. The Board has determined that such lending relationships do not interfere with the director’s exercise of independent judgment. The Board has determined that Douglas A. York and Martin A. Padgett, each a licensed Certified Public Accountant, and Troy D. Hanke, a former Certified Public Accountant, are “audit committee financial experts” as defined in Item 407 of SEC Regulation S-K and that they are independent as that term is used in Item 7 of SEC Schedule 14A. The Company has adopted a formal charter for the Audit Committee and the Audit Committee has reviewed and assessed the adequacy of the written charter during the past year.

Compensation Committee

The Compensation Committee, which is comprised solely of independent directors, approves the compensation objectives for the Company and the Bank, establishes the compensation for the Company’s and the Bank’s executive management, and conducts the performance review of the President and Chief Executive Officer. The Compensation Committee reviews all components of compensation, including salaries, cash incentive and bonus plans, equity-based incentive plans, long-term incentive plans, qualified retirement plans, various employee benefit matters, and director compensation. Decisions by the Compensation Committee regarding the compensation of executive officers are approved by the full Board. The Compensation Committee also assists the Board and executive management in evaluating potential candidates for select executive positions.

During the fiscal year ended September 30, 2024, the Compensation Committee engaged ChaseCompGroup, LLC (“ChaseCompGroup”), an independent compensation consultant, to provide consulting services with respect to evaluating and designing compensation, annual cash incentive and bonus, and equity-based incentive plans for the Company’s and the Bank’s executive and senior management relative to peers. The fees paid for these consulting services were approximately $20,000.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee assists the Board in identifying individuals qualified to become Board members, consistent with criteria approved by the Board; recommending director nominees to the Board the for the Company’s next annual meeting of shareholders; implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to corporate governance guidelines; leading the Board in its annual review of the Board’s performance; and recommending director nominees for each committee.

Minimum Qualifications for Director Nominees. The Nominating/Corporate Governance Committee has adopted a set of criteria it considers when it selects individuals to be nominated for election to the Board. A candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include an age limitation and a requirement that the candidate has not been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

If a candidate is deemed eligible for election to the Board, the Nominating/Corporate Governance Committee will then evaluate the following criteria in selecting nominees:

•	contributions to the range of talent, skill and expertise of the Board;

•	financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;

•	familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations;

•	personal and professional integrity, honesty and reputation;

•	the ability to represent the best interests of the shareholders of the Company and the best interests of the Company and the Bank;

•	the ability to devote sufficient time and energy to the performance of his or her duties;

•	independence, as is defined under applicable SEC and stock exchange listing criteria; and

•	investment in equity holdings in the Company.

The Nominating/Corporate Governance Committee will also consider any other factors it deems relevant, including diversity, competition, size of the Board and regulatory disclosure obligations.

With respect to nominating an existing director for re-election to the Board, the Nominating/Corporate Governance Committee will consider and review an existing director’s attendance and performance at Board meetings and at meetings of committees on which he or she serves; length of Board service; experience, skills and contributions that the existing director delivers to the Board; and independence.

Director Nomination Process. The Nominating/Corporate Governance Committee follows a process to identify and evaluate individuals to be nominated for election to the Board.

For purposes of identifying nominees for the Board, the Nominating/Corporate Governance Committee relies on personal contacts of its committee members and other members of the Board, as well as its knowledge of members of the communities served by the Bank. The Nominating/Corporate Governance Committee will also consider director candidates recommended by shareholders according to the policy and procedures set forth below.

In evaluating potential nominees, the Nominating/Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board by evaluating the candidate under the criteria set forth above. If such individual fulfills these criteria, the Nominating/Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.

Considerations of Recommendations by Shareholders. The policy of the Nominating/Corporate Governance Committee is to consider director candidates recommended by shareholders who appear to be qualified to serve on the Board. The Nominating/Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and the Nominating/Corporate Governance Committee does not perceive a need to increase the size of the Board. To avoid the unnecessary use of resources, the Nominating/Corporate Governance Committee will consider only those director candidates recommended according to the procedures set forth below.

Procedures to be Followed by Shareholders. To submit a recommendation of a director candidate to the Nominating/Corporate Governance Committee, a shareholder should submit the following information in writing, addressed to the Chair of the Nominating/Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

•	The name of the person recommended as a director candidate;

•	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

•	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and serving as a director if elected;

•	As to the shareholder making the recommendation, the name and address of such shareholder as they appear on the Company’s records; provided, however, that if the shareholder is not a registered holder of Company common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of Company common stock; and

•	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

For a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received by the Nominating/Corporate Governance Committee at least 120 calendar days before the date the Company’s proxy statement was released to shareholders in connection with the Company’s prior year annual meeting of shareholders, advanced by one year.

Board and Committee Meetings

During the fiscal year ended September 30, 2024, the Board held eight meetings and the board of directors of the Bank held 12 meetings. No director attended fewer than 75% of the total meetings of the Board or the Board of the Directors of the Bank and the respective committees on which such director served during fiscal 2024.

Director Attendance at Annual Meetings of Shareholders

The Board encourages each director to attend the Annual Meeting. Last year, all directors attended the Company’s annual meeting of shareholders except for Frank N. Czeschin.

Code of Ethics and Business Conduct

The Company has adopted a code of ethics and business conduct which applies to all of the Company’s and the Bank’s directors, officers and employees. A copy of the code of ethics and business conduct is available on the Investor Relations section of the Bank’s website (www.fsbbank.net).

Anti-Hedging Policy

The Company has adopted a policy that prohibits directors, officers and employees of the Company or any of its subsidiaries, and their related persons, from purchasing or selling, or offering to purchase or offering to sell, derivative securities relating to the Company’s common stock, whether or not issued by the Company, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s common stock.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements contained in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, reasonableness of significant judgments, and clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, Forvis Mazars, who is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States (“GAAP”), their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters to be discussed with the Audit Committee as required by Public Company Accounting Oversight Board (United States) (“PCAOB”) Auditing Standard No. 1301, Communication With Audit Committees, by other standards of the PCAOB, by the rules of the SEC, and by other applicable regulations. The Audit Committee has received the written disclosures and the letter from the independent registered public firm required by the applicable requirements of PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent registered public accountants the independence of the independent registered public accountants from management and the Company and considered the compatibility of non-audit services rendered by the independent registered public accountants with the independent registered public accountants’ independence.

The Audit Committee discussed with the Company’s internal auditors and the independent registered public accountants the overall scope and plans for and results of their respective audits. The Audit Committee meets with the internal auditors and the independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, credit quality and the overall quality of the Company’s financial reporting.

The Audit Committee Charter provides that the Audit Committee is responsible for the appointment, compensation and oversight of the independent registered public accountants. It also confirms that the Audit Committee considers non-audit-related fees and services when addressing auditor independence. The Charter also provides that the Audit Committee review and evaluate the lead partner of the independent registered public accountants.

In reliance on the review and discussions referred to above, the Audit Committee has recommended to the Board and the Board has approved that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2024, for filing with the SEC.

This report is not deemed “soliciting material” or deemed to be filed with the SEC or subject to SEC Regulation 14A or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically requests that this report be treated as soliciting material or specifically incorporates it by reference in a document otherwise filed with the SEC.

Submitted by the Audit Committee:

Martin A. Padgett, CPA, MBA, FACHE (Chair)

Douglas A. York, CPA

Frank N. Czeschin

Troy D. Hanke

DIRECTOR COMPENSATION

The following table provides the compensation received by individuals who served as directors, but who were not also named executive officers, of the Company during the fiscal year ended September 30, 2024.

	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
John E. Colin	$31,500	$3,775	$2,663	$5,301	$150	$43,389
Frank N. Czeschin	31,500	3,775	2,663	—	150	38,088
Samuel E. Eckart (3)	—	—	—	16,855	—	16,855
L. Chris Fordyce	25,000	3,775	2,663	12,977	150	44,565
Troy D. Hanke	27,500	3,775	2,663	—	150	34,088
John P. Lawson, Jr.	22,500	3,775	2,663	8,133	150	37,221
Pamela Bennett-Martin	28,000	3,775	2,663	—	150	34,588
Martin A. Padgett	41,500	3,775	2,663	4,238	150	52,326
Steven R. Stemler	22,500	3,775	2,663	1,228	239	30,405
Douglas A. York	30,000	3,775	2,663	—	150	36,588

(1)	Reflects the aggregate grant date fair value for restricted stock awards granted during the fiscal year, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 – Share Based Payment. The amounts were calculated based on the Company’s stock price as of the grant date, which was $15.10 per share. See footnotes to the directors and executive officers stock ownership table under “Stock Ownership” for the aggregate number of unvested restricted stock award shares held in trust by each director at fiscal year-end. Restricted stock awards fully vest on the first anniversary of the grant date.

(2)	Reflects the aggregate grant date fair value for stock options granted during the fiscal year, computed in accordance with FASB ASC Topic 718 using the binomial option pricing model to estimate the fair value of stock option awards. Stock option awards fully vest on the first anniversary of the grant date. The actual realized value of the stock options, if any, will depend on the extent to which the market value of Company common stock exceeds the exercise price of the stock options on the exercise date. Accordingly, there is no assurance that the realized value will be at or near the estimated value disclosed in the table.

(3)	Mr. Eckart retired from the Board effective February 6, 2024.

Cash Retainer and Meeting Fees for Non-Employee Directors. The following table sets forth the applicable retainers and fees currently paid to our non-employee Bank directors and our Company directors for their service on the Board and the board of directors of the Bank.

Board of Directors of the Bank:
Annual Retainer – Directors	$20,000
Annual Retainer – Chair	30,000
Annual Retainer – Vice-Chair	25,000

Board of Directors of the Company:
Annual Retainer – Directors (including Chair and Vice Chair)	$20,000
Annual Retainer – Committees:
Audit Committee Members (except Chair)	7,500
Audit Committee – Chair	15,000
Compensation Committee Members (except Chair)	4,000
Compensation Committee – Chair	8,000
Nominating/Corporate Governance Committee Members (except Chair)	2,500
Nominating/Corporate Governance Committee – Chair	5,000

Deferred Compensation Plan. The Company and the Bank sponsor a deferred compensation plan for eligible directors and employees. As of September 30, 2024, no employees participated in the plan. The deferred compensation plan is a successor to certain director deferred compensation agreements previously entered into with certain non-employee directors of the Company and the Bank. Under the deferred compensation plan, eligible directors may elect to defer receipt of a portion their cash remuneration (including retainers and meeting fees). Participants must make their deferral elections and the timing of form of distributions under the plan in accordance with the procedures set forth in the plan. Benefits become payable under the plan upon a participant’s death, separation from service or upon a change in control. Participants may also request distributions in the event of an unforeseeable emergency. Distributions may be in the form of a lump sum or annual payments over a period of up to ten years. The Company or the Bank will credit a participant’s deferral account with interest until it is distributed to the participant. The interest rate under the plan is the prime rate on the last day of the preceding calendar quarter plus 2%. The interest rate adjusts quarterly and may not exceed 8%.

STOCK OWNERSHIP

The following table provides information as of December 31, 2024, about the persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person may be considered to beneficially own any shares of common stock over which the person has, directly or indirectly, sole or shared voting or investment power.

Name and Address	Number of Shares Beneficially Owned		Percent of Company Common Stock Outstanding (1)
Financial Opportunity Fund LLC FJ Capital Management LLC Martin Friedman 1313 Dolley Madison Blvd., Suite 306 McLean, VA 22101	609,854	(2)	8.83%

Larry W. Myers 702 North Shore Drive, Suite 300 Jeffersonville, IN 47130	444,178	(3)	6.38%

First Savings Bank Profit Sharing/401(k) Plan 702 North Shore Drive, Suite 300 Jeffersonville, IN 47130	434,057		6.28%

Wedbush Opportunity Capital, LLC Wedbush Opportunity Partners, LP 1000 Wilshire Blvd Los Angeles, CA 90017	391,911	(4)	5.67%

(1)	Based on 6,909,173 shares of Company common stock outstanding as of December 31, 2024.

(2)	Based on a Schedule 13G/A filed with the SEC on February 8, 2024.

(3)	Includes 84,687 shares held in his spouse’s individual retirement account (“IRA”), 205,592 shares held in the 401(k) Plan, 30,156 shares allocated in the ESOP, 8,800 shares held through unvested stock awards and 57,868 shares held subject to exercisable stock options.

(4)	Based on a Schedule 13G/A filed with the SEC on February 12, 2016.

The following table provides information as of December 31, 2024, about the shares of Company common stock that may be considered beneficially owned by each nominee for director, by each director continuing in office, by each named executive officer appearing in the Summary Compensation Table (“SCT”) appearing elsewhere in this proxy statement, and by all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown and none of the named individuals has pledged any of his or her shares.

Name	Number of Shares Beneficially Owned		Percent of Company Common Stock Outstanding (1)
Director Nominees and Directors Continuing in Office:
John E. Colin	24,185	(2)	*
Frank N. Czeschin	60,791	(3)	*
L. Chris Fordyce	47,293	(4)	*
Troy D. Hanke	12,350	(5)	*
John P. Lawson, Jr.	65,060	(6)	*
Pamela Bennett-Martin	32,144	(7)	*
Larry W. Myers	444,178	(8)	6.38%
Martin A. Padgett	15,293	(9)	*
Steven R. Stemler	33,440	(10)	*
Douglas A. York	130,883	(11)	1.90

Executive Officers Who Are Not Company Directors:
Tony A. Schoen	194,450	(12)	2.80
Jackie R. Journell	70,398	(13)	1.02

All Directors and Executive Officers as a Group
(13 persons)	1,135,143	(14)	16.06

*	Represents less than 1% of outstanding Company common stock.

(1)	Based on 6,909,173 shares of Company common stock outstanding as of December 31, 2024.

(2)	Includes 250 shares held through unvested stock awards and 14,400 shares subject to stock options exercisable as of December 31, 2024 or within 60 days after that date (collectively, “exercisable stock options”).

(3)	Includes 30,876 shares held in an IRA, 6,000 shares held in a trust, 250 shares held through unvested stock awards and 2,850 shares subject to exercisable stock options.

(4)	Includes 250 shares held through unvested stock awards and 5,700 shares subject to exercisable stock options.

(5)	Includes 250 shares held through unvested stock awards and 8,850 shares subject to exercisable stock options.

(6)	Includes 23,259 shares held in an IRA, 250 shares held through unvested stock awards and 5,700 shares subject to exercisable stock options

(7)	Includes 250 shares held through unvested stock awards and 6,900 shares subject to exercisable stock options.

(8)	Includes 84,687 shares held in Mr. Myers’ spouse’s IRA, 205,592 shares held in the 401(k) Plan, 30,156 shares allocated under the ESOP, 8,800 shares held through unvested stock awards and 57,868 shares subject to exercisable stock options.

(9)	Includes 250 shares held through unvested stock awards and 5,700 shares subject to exercisable stock options.

(10)	Includes 250 shares held through unvested stock awards.

(11)	Includes 60,000 shares with respect to which Mr. York disclaims beneficial ownership which are held by a limited liability company with which Mr. York is affiliated, 250 shares held through unvested stock awards and 7,200 shares subject to exercisable stock options.

(12)	Includes 46,911 shares held in the 401(k) Plan, 17,031 shares allocated under the ESOP, 5,820 shares held through unvested stock awards and 28,152 shares subject to exercisable stock options. 45,363 shares are pledged as collateral for a loan.

(13)	Includes 9,008 shares allocated under the ESOP, 3,070 shares held through unvested stock awards and 17,340 shares subject to exercisable stock options.

(14)	Includes 19,940 shares held through unvested stock awards and 169,960 shares subject to exercisable stock options.

BUSINESS ITEMS TO BE VOTED ON BY SHAREHOLDERS

Item 1 — Election of Directors

The Board currently consists of ten members. The Board is divided into three classes, each with three-year staggered terms, with approximately one-third of the directors elected each year. All the nominees for director serve as directors of the Company and the Bank. All the directors continuing in office serve as directors of the Company and the Bank, except for Frank N. Czeschin who serves as a director of the Company only.

The four nominees for election as directors, each to serve for a three-year term or until his successor has been duly elected and qualified, are Douglas A. York, CPA, John P. Lawson, Jr., Frank N. Czeschin and Steven R. Stemler.

Unless you indicate that your shares should not be voted for one or more nominee(s), the Board intends to vote the proxies solicited by it in favor of the election of all the Board’s nominees. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board. At this time, we know of no reason why any nominee might be unable to serve.

The Board unanimously recommends that shareholders vote “FOR” all of the nominees.

Information regarding the nominees for election at the Annual Meeting and the directors continuing in office is provided below. Unless otherwise stated, he or she has held his or her current occupation for at least the last five years. His or her indicated age is as of September 30, 2024.

Board Nominees for Terms Expiring in 2028

Douglas A. York, CPA, serves as Chair of the board of directors of the Bank, a position held beginning August 2024. Mr. York is Director of DMLO, a public accounting firm. Age 62. Director and a director of the Bank since 2008.

Mr. York is an experienced certified public accountant practicing primarily within the region in which the Company conducts its business and whose financial background qualifies him as a financial expert servicing on the Audit Committee. In addition, he possesses substantial management experience as Director of DMLO, a regional CPA firm.

John P. Lawson, Jr. formerly served as Executive Vice President and Chief Operating Officer of the Company and the Bank until his retirement effective December 31, 2019. He joined the Bank in 1988. Age 67. Director since 2008 and a director of the Bank since 2006.

Mr. Lawson’s thirty-three years of experience in the management of the Bank provides the Board valuable insight regarding the business and operations of the Company and the Bank. Before his affiliation with the Bank, he developed financial expertise as a financial planner. His knowledge of the Company and the Bank’s history and business operations position him well for continued service as a director of the Company and the Bank.

Frank N. Czeschin is President of Indiana Utilities Corporation, a natural gas distributor. He is a former director of Community First Bank. Age 63. Director since 2009.

Mr. Czeschin’s management experience in the ownership of a local utility company that operates in the region in which the Bank conducts its business, provides the Board with valuable insight regarding the local business and consumer environment. In addition to service as a director of the Company, he served ten years as a director of Community First Bank.

Steven R. Stemler is the President and Chief Executive Officer of The Stemler Corporation, a mechanical contractor. He is a former director of Your Community Bankshares, Inc. and a former member of the Indiana House of Representatives. Age 64. Director and a director of the Bank since 2019.

Mr. Stemler’s combination of private and public financial experience, along with his extensive knowledge of the regional economy, local customer base and the workings of state government, uniquely position him to strengthen the Board’s collective skills and experience.

Directors Continuing in Office with Terms Expiring in 2026

L. Chris Fordyce is a family-farm operator in Washington County, Indiana. He is a former director of Community First Bank. Age 69. Director since 2017 and a director of the Bank since 2009.

Mr. Fordyce's activities in the Washington County communities and experience in agriculture in the region in which the Company conducts its business provides the Board with insight regarding the local agricultural environment. In addition to service as a director of the Company and the Bank, he served four years as a director of Community First Bank.

Troy D. Hanke is the Chief Financial Officer and a member of Bridgeman Foods, one of the largest restaurant franchisees in the United States, which owns and operates more than 200 national-brand restaurant locations throughout the United States. Before joining the Bridgeman Foods, he was a senior manager in the audit practice of Deloitte. He also serves on the boards of directors of Heartland Coca-Cola Bottling and Coca-Cola Canada. Age 55. Director since 2020 and a director of the Bank since 2020.

Mr. Hanke is a former certified public accountant that has more than twenty years of experience in franchise restaurant and beverage finance and operations. His tenured business experience provides the Board with unique insights into the national-brand restaurant, beverage bottling and distribution, and commercial retail real estate industries and national economic environment, both in which the Company conducts commercial real estate lending.

Larry W. Myers is the President and Chief Executive Officer of the Company and the Bank. He joined the Bank in 2005 and previously served as Chief Operations Officer of the Bank. Before joining the Bank, he served as Area President of National City Bank in southern Indiana. Age 66. Director since 2008 and a director of the Bank since 2005.

Mr. Myers’ forty-two years of experience in the local banking industry and involvement in business and civic organizations within the region in which the Company conducts its business affords the Board valuable insight regarding business initiatives and operations of the Company and the Bank. His knowledge of the Company’s and the Bank’s business, combined with his tenure and strategic vision, position him well for continued service as a director, and as President and Chief Executive Officer of the Company and the Bank.

Directors Continuing in Office with Terms Expiring in 2027

Pamela Bennett-Martin is an independent contractor with Bennett & Bennett, a Shepherd Insurance Partners agency. She is the former President and owner of Bennett & Bennett Insurance, Inc and a former director of Community First Bank. Age 66. Director since 2009 and a director of the Bank since 2009.

Ms. Bennett-Martin’s experience in the ownership and operation of a local insurance company, plus providing insurance and financial-related services in the region in which the Company conducts its business, provides the Board with valuable insight regarding the local business and consumer environment and valuable strategic positioning for financial services development. In addition to service as a director of the Company and the Bank, she served ten years as a director of Community First Bank.

Martin A. Padgett, CPA, MBA, FACHE serves as Vice-Chair of the Board and as Vice-Chair of the board of directors of the Bank, positions held beginning February 2020. Mr. Padgett is the Chief Executive Officer of Dr. Black’s Eye Associates and Vision Surgical Center. He previously served for 26 years as the Chief Executive Officer at Clark Memorial Health, a division of LifePoint Health, which is owned by certain funds managed by affiliates of Apollo Global Management, LLC. Age 59. Director since 2017 and a director of the Bank since 2015.

Mr. Padgett is a certified public accountant and a fellow in the American College of Health Executives that has more than thirty years of experience in healthcare finance and administration, most recently with a hospital located within the region in which the Company conducts its business. His significant business experience in healthcare, finance, accounting and executive leadership provides the Board with unique insights into the healthcare industry and regional economic environment; enhances the Board's expertise in financial analytics; and qualifies him as a financial expert servicing on the Audit Committee.

John E. Colin serves as Chair of the Board and formerly served as Chair of the board of directors of the Bank through August 2024, positions held beginning February 2017. Mr. Colin is a partner in the law firm of Simpson Colin, LLC. Age 54. Director since 2013 and a director of the Bank since 2011.

Mr. Colin’s experience in practicing law within the region in which the Company conducts its business affords the Board in-depth knowledge and understanding of the issues facing the Bank and the Company and the skills needed to guide the Company, the Bank and their management effectively.

Executive Officers Who Do Not Serve as Directors

Set forth below is information regarding our executive officers who do not serve as directors of the Company. They have held their current position for at least the last five years, unless otherwise stated. The age presented is as of September 30, 2024.

Tony A. Schoen, CPA, is the Chief Financial Officer of the Company and the Bank. He joined the Bank in 2007 and previously served as Assistant Controller of the Bank. Before joining the Bank, he was a manager with Monroe Shine & Co., Inc., a regional CPA firm. Director of the Bank since 2017. Age 47.

Jackie R. Journell, CPA, is the Chief Operating Officer of the Company and the Bank. She joined the Bank in 2009 and previously served as Chief Accounting Officer of the Company and the Bank and as Controller of the Bank. Before joining the Bank, she was the Chief Financial Officer of Community First Bank. Age 57.

Item 2 – Approval of the First Savings Financial Group, Inc. 2025 Equity Incentive Plan

Overview

The Company’s Board of Directors unanimously recommends that shareholders approve the First Savings Group, Inc. 2025 Equity Incentive Plan (the “2025 Equity Plan” or “Plan”). The 2025 Equity Plan will become effective on February 11, 2025 (the “Plan Effective Date”) if shareholders approve the Plan on that date. No awards have been made under the 2025 Equity Plan. Upon shareholder approval of the 2025 Equity Plan, the Company will no longer make grants under the First Savings Financial Group, Inc. 2021 Equity Incentive Plan (the “2021 Equity Plan”). However, outstanding awards granted under the 2021 Equity Plan will remain outstanding and subject to the terms and conditions of the 2021 Equity Plan. The 2021 Equity Plan is the only current plan pursuant to which equity incentive awards may be granted, and as of December 31, 2024, there were no shares available for issuance as equity incentive awards under the 2021 Equity Plan.

No awards may be granted under the 2025 Equity Plan after the day immediately before the tenth anniversary of the Plan Effective Date. However, awards outstanding under the 2025 Equity Plan at that time will continue to be governed by the 2025 Equity Plan and the award agreements evidencing the awards.

Best Practices

The 2025 Equity Plan reflects the following equity compensation plan best practices:

•	The Plan limits the maximum value of shares that may be issued to any one non-employee director in any calendar year;

•	The Plan provides for a minimum vesting requirement of one year for at least ninety-five percent (95%) of equity-based awards granted to employees, unless accelerated due to death, disability or an involuntary termination of service at or following a change in control;

•	The Plan does not provide for accelerated vesting upon retirement;

•	Under the Plan, performance goals may be established by the Compensation Committee (the “Committee”) in connection with the grant of any award;

•	The Plan does not contain a liberal change in control definition;

•	The Plan requires “double trigger” vesting of awards upon a change in control, requiring both a change in control plus an involuntary termination or a resignation for “good reason,” except to extent an acquiror fails or refuses to assume the awards;

•	The Plan does not permit liberal share recycling. Shares withheld to satisfy tax withholding will not be available for future grants; and

•	Awards under the Plan are subject to the Company’s clawback policies, including under Section 954 of the Dodd-Frank Act, as well as the Company’s trading policy restrictions and hedging/pledging policy restrictions.

The full text of the 2025 Equity Plan is attached as Appendix A to this proxy statement, and the description of the 2025 Equity Plan is qualified in its entirety by reference to Appendix A.

Why the Company’s Board of Directors Recommends You Should Vote to Approve the 2025 Equity Plan

The Board of Directors believes that equity-based incentive awards play a key role in the success of the Company by encouraging and enabling employees, officers and non-employee directors of the Company and its subsidiaries, including First Savings Bank (as used in this section, the Company, First Savings Bank and their respective subsidiaries are collectively referred to as the “Company”), upon whose judgment, initiative and efforts the Company has largely depended and continues to largely depend for the successful conduct of its business, to acquire an ownership stake in the Company, thereby stimulating their efforts on behalf of the Company and strengthening their desire to remain with the Company. The details of the key design elements of the 2025 Equity Plan are set forth below under the section “Plan Summary.”

We view the ability to use Company common stock as part of our compensation program as an important component to our future success because we believe it enhances a pay-for-performance culture that is an important element of our overall compensation philosophy. Equity-based compensation further aligns the compensation interests of our employees and directors with the investment interests of our shareholders as it promotes a focus on long-term value creation through time-based and/or performance-based vesting criteria. In this regard, the previous and only remaining plan under which equity incentive awards can be granted was approved by shareholders in 2021. The 2021 Equity Plan authorized the issuance of 118,766 shares as equity incentive awards and as of December 31, 2024, there were no shares available under that plan for future grants.

If shareholders do not approve the 2025 Equity Plan, the Company will have to rely on the cash component of its employee compensation program to attract new employees and to retain our existing employees, which may not align our employees’ interests with the investment interests of the Company’s shareholders. In addition, if shareholders do not approve the 2025 Equity Plan and the Company is not able to use stock-based awards to recruit and compensate its directors, officers and other key employees, it could be at a competitive disadvantage for key talent, which could impede our future growth plans and other strategic priorities. The inability to provide equity-based awards would likely increase cash compensation expense over time and use up cash that might be better utilized if reinvested in the Company’s business or returned to the Company’s shareholders.

Equity Awards Will Enable Us to Better Compete for Talent in Our Marketplace. Most of our competitors offer equity-based compensation to their employees and non-employee directors. We view the ability to offer equity-based compensation as important to our ability to compete for talent within our highly competitive talent marketplace. If shareholders do not approve the 2025 Equity Plan, we will be at a significant disadvantage as compared to our competitors to attract and retain our executives as well as directors and, as noted above, this could impede our ability to achieve our future growth plans and other strategic priorities.

Determination of Number of Shares Available Under the 2025 Equity Plan

The Company is requesting approval of a pool of shares of its common stock (the “share reserve” or “share pool”) for awards under the 2025 Equity Plan, subject to adjustment as described in the 2025 Equity Plan. The shares of common stock to be issued by the Company under the 2025 Equity Plan will be issued from currently authorized but unissued shares or from shares that the Company may subsequently acquire, including shares that may be purchased on the open market or in private transactions.

In determining the size of the share pool under the 2025 Equity Plan, the Company considered a number of factors, including: (i) the Company’s historical grant practices as to equity incentive awards; and (ii) that there are no shares available for grants as equity incentive awards under the 2021 Equity Plan, which is the only remaining plan under which equity incentive awards can be granted.

Size of Share Pool. The Company has determined that the maximum number of shares of common stock that may be issued under the Plan is 138,000 or 2% of the Company’s outstanding shares of common stock as of December 31, 2024, which may be granted in any combination of shares of restricted stock awards or restricted stock units (either of which may be granted as performance awards), in the discretion of the Committee.

Current Stock Price. The closing price of the Company common stock on the Nasdaq Capital Market on January 2, 2025 was $26.19 per share.

Plan Summary

The following summary of the material terms of the 2025 Equity Plan is qualified in its entirety by reference to the full text of the 2025 Equity Plan, which is attached as Appendix A to this proxy statement.

Purpose of the 2025 Equity Plan. The purpose of the 2025 Equity Plan is to promote the long-term financial success of the Company and its subsidiaries, including First Savings Bank, by providing a means to attract, retain and reward individuals who contribute to that success and to further align their interests with those of the Company shareholders through the ownership of shares of common stock of the Company and/or through compensation tied to the value of the Company’s common stock.

Administration of the 2025 Equity Plan. The 2025 Equity Plan will be administered by the Committee consisting of at least two “Independent Board Members” which includes directors who, with respect to the Company or any subsidiary: (1) are not current employees; (2) are not former employees who continue to receive compensation (other than through a tax-qualified plan); (3) are not officers at any time in the past three years; (4) do not receive compensation for which disclosure would be required pursuant to Item 404 of SEC Regulation S-K in accordance with the SEC’s proxy solicitation rules; and (5) do not possess an interest in any other transaction and or engaged in a business relationship for which disclosure would be required under Item 404(a) of SEC Regulation S-K. To the extent permitted by law, the Committee may also delegate its authority, including its authority to grant awards, to one or more persons who are not members of the Company’s Board of Directors, except that no such delegation will be permitted with respect to awards to officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended. The Committee’s authority includes determining individuals who will receive awards and the time they will receive awards, determining the types and number of awards, and establishing the terms, conditions, features, performance criteria, restrictions and other provisions of awards. The Committee may also cancel or suspend awards and reduce, eliminate or accelerate any restrictions applicable to an award at any time after the grant of the award.  Notwithstanding the foregoing, the Committee will not have the authority or discretion to accelerate the vesting requirements applicable to an award to avoid the one-year minimum vesting requirement contained in the 2024 Equity Plan, except in the event of a change in control and in the event of termination due to death or disability.

Eligible Participants. Employees and non-employee members of the Boards of Directors of the Company and its subsidiaries, including First Savings Bank, will be eligible for selection by the Committee for the grant of awards under the 2025 Equity Plan. As of December 31, 2024, approximately 250 employees of the Company and its subsidiaries and nine non-employee members of the Company’s Board of Directors would have been eligible for awards under the 2025 Equity Plan.

Types of Awards. The 2025 Equity Plan provides for the grant of restricted stock and restricted stock units, all of which can be granted with performance-based vesting conditions.

Restricted Stock and Restricted Stock Units. A restricted stock award is a grant of common stock to a participant for no consideration, or such minimum consideration as may be required by applicable law. Restricted stock awards under the 2025 Equity Plan will be granted only in whole shares of common stock and will be subject to vesting conditions and other restrictions established by the Committee consistent with the 2025 Equity Plan. Before the awards vest, unless otherwise determined by the Committee, the recipient of a restricted stock award may exercise voting rights with respect to the common stock subject to the award. Cash dividends declared on unvested restricted stock awards will be withheld by the Company and distributed to a participant at the same time that the underlying restricted stock vests to the participant. Stock dividends on shares of restricted stock will be subject to the same vesting conditions as those applicable to the restricted stock on which the dividends were paid.

Restricted stock units are similar to restricted stock awards in that the value of restricted stock units are denominated in shares of common stock. However, unlike a restricted stock award, no shares of stock are transferred to the participant until certain requirements or conditions associated with the award are satisfied. A participant who receives a restricted stock unit will not possess voting rights but may accrue dividend equivalent rights to the extent provided in the award agreement evidencing the award. If dividend equivalent rights are granted with respect to a restricted stock unit, the dividend equivalent rights will be paid at the time restricted stock unit is settled, as set forth in an award agreement. At the time of settlement, restricted stock units can be settled in Company common stock or in cash, at the discretion of the Committee.

The Committee will specify the terms applicable to a restricted stock award or a restricted stock unit in the award agreement including the number of shares of restricted stock or number of units, as well as any restrictions applicable to the restricted stock award or restricted stock unit such as continued service or achievement of performance goals, the length of the restriction period and the circumstances under which the vesting of the award will accelerate.

Performance Awards. The Committee will specify the terms of any performance awards issued under the 2025 Equity Plan in the accompanying award agreements. Any award granted under the Plan may be granted subject to the satisfaction of performance conditions determined by the Committee. A performance share or performance share unit will have an initial value equal to the fair market value of a share of Company common stock on the date of grant. In addition to any non-performance terms applicable to the performance share or performance share unit, the Committee will set one or more performance goals which, depending on the extent to which they are met, will generally determine the number of performance awards that will vest in the participant (unless subject to further time-based vesting conditions). The Committee may provide for payment of earned performance share units in cash, shares of the Company’s common stock, or a combination thereof. The Committee will also specify any restrictions applicable to the performance share or performance share unit award such as continued service, the length of the restriction period (subject to the one-year minimum described above) and whether any circumstances, such as death, disability, or involuntary termination in connection with or following a change in control, shorten or terminate the restriction period.

Performance Measures. A performance objective may be described in terms of Company-wide objectives or objectives that are related to a specific subsidiary or business unit of the Company, and may be measured relative to a peer group, an index or business plan and based on absolute measures or changes in measures. An award may provide that partial achievement of performance measures results in partial payment or vesting of an award. Achievement of the performance measures may be measured over more than one period or fiscal year. In establishing performance measures applicable to a performance-based award, the Committee may provide for the exclusion of the effects of certain items, including but not limited to: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the Company’s stock; (iv) changes in tax or accounting principles, regulations or laws; or (v) expenses incurred in connection with a merger, branch acquisition or similar transaction. Moreover, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify the performance measures, in whole or in part, as the Committee deems appropriate.

The Committee will specify the period over which the performance goals for a particular award will be measured and will determine whether the applicable performance goals have been met with respect to a particular award following the end of the applicable performance period. Notwithstanding anything to the contrary in the Plan, performance measures relating to any award granted under the Plan will be modified, to the extent applicable, to reflect a change in the number of outstanding shares of Company common stock by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a subsidiary.

Non-Employee Director Limits. The 2025 Equity Plan provides that the grant date fair value of equity awards granted to a non-employee director for any calendar year may not exceed $25,000.

Employee Grants. At the present time, no specific determination has been made as to the grant or allocation of awards to officers and employees. However, the Committee intends to grant equity awards to senior executives and will meet after shareholder approval is received to determine the specific terms of the awards, including the allocation of awards to officers and employees.

Certain Restrictions with Respect to Awards. No dividends or dividend equivalent rights will be paid on unvested restricted stock or restricted stock unit contemporaneously with dividends paid on shares of the Company’s common stock. Instead, any dividends (or dividend equivalent rights, to the extent granted), with respect to an unvested restricted stock or restricted stock unit will be accumulated (or deemed reinvested, as to a restricted stock unit) until the underlying award vests (including, where applicable, upon the achievement of performance goals).

The Committee will establish the vesting schedule or market or performance conditions of each award at the time of grant. However, at least 95% of the awards granted to employees will vest no earlier than one year after the date of grant (excluding, for this purpose, any awards to non-employee directors), unless accelerated due to death, disability or an involuntary termination of service at or following a change in control.

Adjustments. The Committee will make equitable adjustments in the number and class of securities available for issuance under the 2025 Equity Plan (including under any awards then outstanding), the number and type of securities subject to the individual limits set forth in the 2025 Equity Plan, and the terms of any outstanding award, as it determines are necessary and appropriate, to reflect any merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, spin-off combination, exchange of shares, distribution to shareholders (other than an ordinary cash dividend), or similar corporate transaction or event.

Termination of Service. Subject to certain exceptions, generally, if a participant ceases to perform services for the Company and its subsidiaries a participant will immediately forfeit any award, including performance awards that were not vested on the date of termination.

Change in Control. Unless the Committee provides otherwise in the award agreement, any time-based vesting requirement applicable to an award will be deemed satisfied in full in the event that (i) both a change in control occurs and a participant has an involuntary termination of service (including a resignation for good reason) with the Company or (ii) the surviving entity in the change in control does not assume or replace the award with a comparable award issued by the surviving entity. With respect to an award that is subject to one or more performance objectives, unless the Committee specifies otherwise in the award agreement, in the event of a change in control and involuntary termination of service (including a resignation for good reason) or in the event that the surviving entity fails to assume the award, achievement of the performance objective will be deemed achieved at the greater of target or the actual level of performance measured as of the most recent completed fiscal quarter.

Transferability. Generally, awards granted under the 2025 Equity Plan are not transferable before death of the participant.

Amendment and Termination. The Board of Directors may at any time amend or terminate the 2025 Equity Plan, and the Board of Directors or the Committee may amend any award agreement for any lawful purpose, but no amendment may generally adversely affect any rights or obligations with respect to any awards previously granted under the 2025 Equity Plan. The Board of Directors or Committee may also amend the 2025 Equity Plan or an outstanding award agreement to conform the plan or award agreement to applicable law (including but not limited to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)) or to avoid an accounting treatment resulting from an accounting pronouncement or interpretation issued by the SEC or Financial Accounting Standards Board after adoption of the Plan or the grant of the award, which may materially and adversely affect the financial condition or operations of the Company. Notwithstanding the foregoing any amendment that would materially (i) increase the benefits available under the Plan, (ii) increase the aggregate number of securities under the Plan, or (iii) materially modify the requirements for participation in the Plan must be approved by the Company’s shareholders.

Certain Federal Income Tax Consequences

The following is intended only as a summary of the federal income tax rules relevant to the primary types of awards available for issuance under the 2025 Equity Plan and is based on the terms of the Code as currently in effect. The applicable statutory provisions are subject to change in the future (possibly with retroactive effect), as are their interpretations and applications. Because federal income tax consequences may vary because of individual circumstances, participants are encouraged to consult their personal tax advisors with respect to their tax consequences. The following summary is limited only to United States federal income tax treatment. It does not address state, local, gift, estate, social security or foreign tax consequences, which may be substantially different.

Restricted Stock Awards. A participant generally will recognize taxable ordinary income upon the receipt of shares as a stock award or restricted stock award if the shares are not subject to a “substantial risk of forfeiture,” which is generally considered to require the performance of substantial future services. The income recognized will be equal to the fair market value of the shares at the time of receipt less any purchase price paid for the shares. If the shares are subject to a substantial risk of forfeiture, the participant generally will recognize taxable ordinary income when the substantial risk of forfeiture lapses. If the substantial risk of forfeiture lapses in installments over several years, the participant will recognize income in each year in which the substantial risk of forfeiture lapses as to that installment. The income recognized upon lapse of a substantial risk of forfeiture will be equal to the fair market value of the shares determined as of the time that the substantial risk of forfeiture lapses, less any purchase price paid for the shares. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant, subject to the requirements of Code Section 162(m), as applicable.

Alternatively, unless prohibited by the Committee, a participant may make a timely election under Code Section 83(b) (“Section 83(b) election”) to recognize ordinary income for the taxable year in which the participant received the shares underlying an award in an amount equal to the fair market value of the shares at that time. That income will be taxable at ordinary income tax rates. If a participant makes a timely Section 83(b) election, the participant will not recognize income at the time the substantial risk of forfeiture lapses with respect to the shares. At the time of disposition of the shares, a participant who has made a timely Section 83(b) election will recognize capital gain or loss in an amount equal to the difference between the amount realized upon sale and the ordinary income recognized upon receipt of the share (increased by the amount paid for the shares, if any). If the participant forfeits the shares after making a Section 83(b) election, the participant will not be entitled to a deduction with respect to the income recognized because of the election but will be entitled to a capital loss limited to the amount paid for the shares (if any). To be timely, the Section 83(b) election must be made within 30 days after the participant receives the shares.

The Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant at the time of the Section 83(b) election.

Restricted Stock Units. A participant generally is not taxed upon the grant of a restricted stock unit. Generally, if a restricted stock unit is designed to be settled on or shortly after the restricted stock unit is no longer subject to a substantial risk of forfeiture, then at the time of settlement in stock or cash the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received by the participant (subject to the short swing profits rule) and the Company will be entitled to an income tax deduction for the same amount, subject to the requirements of Code Section 162(m), as applicable. However, if a restricted stock unit is not designed to be settled on or shortly after the restricted stock unit is no longer subject to a substantial risk of forfeiture, the restricted stock unit may be deemed a nonqualified deferred compensation plan under Code Section 409A. In that case, if the restricted stock unit is designed to meet the requirements of Code Section 409A, then at the time of settlement the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received by the participant, and the Company will be entitled to an income tax deduction for the same amount. However, if the restricted stock unit is not designed to satisfy the requirements of Code Section 409A, the participant may be subject to income taxes and penalties under Code Section 409A in the event of a violation of Code Section 409A.

Performance Awards. A participant generally is not taxed upon the grant of restricted stock or restricted stock units granted subject to the satisfaction of performance conditions. The participant will recognize taxable income at the time of settlement of the performance share/unit in an amount equal to the amount of cash and the fair market value of the shares received upon settlement. The income recognized will be taxable at ordinary income tax rates. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant, subject to the requirements of Code Section 162(m). Any gain or loss recognized upon the disposition of the shares acquired pursuant to settlement of a performance share/unit will qualify as long-term capital gain or loss if the shares have been held for more than one year after settlement.

Golden Parachute Payments. The terms of the award agreement evidencing an award under the 2025 Equity Plan may provide for accelerated vesting or accelerated payout of the award in connection with a change in ownership or control of the Company. In such event, certain amounts with respect to the award may be characterized as “parachute payments” under the golden parachute provisions of the Code. Under Code Section 280G, no federal income tax deduction is allowed to the Company for “excess parachute payments” made to “disqualified individuals,” and receipt of such payments subjects the recipient to a 20% excise tax under Code Section 4999. For this purpose, “disqualified individuals” are generally officers, shareholders or highly compensated individuals performing services for the Company, and the term “excess parachute payments” includes payments in the nature of compensation which are contingent on a change in ownership or effective control of the Company, to the extent that such payments (in present value) equal or exceed three times the recipient’s average annual taxable compensation from the Company for the previous five years. Certain payments for reasonable compensation for services rendered after a change of control and payments from tax-qualified plans are generally not included in determining “excess parachute payments.” If payments or accelerations occur with respect to awards granted under the 2025 Equity Plan, certain amounts in connection with such awards may constitute “parachute payments” and be subject to these “golden parachute” tax provisions.

Code Section 162(m). The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by a participant, subject to the requirements of Code Section 162(m), as amended by the Tax Cuts and Jobs Act in 2017. Code Section 162(m) generally limits to $1.0 million the deduction that a company is permitted to take for annual compensation paid to each “covered employee.” A “covered employee” includes any person who served as CEO or CFO of a company at any time during a fiscal year and the three other most highly compensated executive officers for that fiscal year and any other person who was a covered employee in a previous taxable year after December 31, 2021. Any awards that the Company grants pursuant to the 2025 Equity Plan to covered employees, whether performance-based or otherwise, will be subject to the $1.0 million annual deduction limitation. While the Committee intends to consider the deductibility of compensation when making equity awards, it is only one factor it considers.

Equity Compensation Plan Information

The 2021 Equity Plan is the only current plan under which equity incentive awards may be granted to employees, executives or directors. The following table sets forth information, as of September 30, 2024, about common stock that may be issued upon exercise of options under stock-based benefit plans maintained by the Company, as well as the number of securities available for issuance under equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	459,547	$20.09	15,160

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	459,547	$20.09	15,160

New 2025 Equity Plan Benefits

Any awards to executive officers, non-employee directors and employees of the Company under the 2025 Equity Plan are discretionary and cannot be determined at this time. As a result, the benefits and amounts that will be received or allocated under the 2025 Equity Plan are not determinable at this time, and the Company has not included a table that reflects such future awards.

Board Recommendation

The Board of Directors unanimously recommends that you vote “FOR” the approval of the First Savings Financial Group, Inc. 2025 Equity Incentive Plan.

Item 3 – Advisory, Non-Binding Vote to Ratify the Appointment of Independent Registered Public Accounting Firm

Forvis Mazars served as the Company’s independent registered public accounting firm for the fiscal year ended September 30, 2024. The Audit Committee is responsible for appointing the Company’s independent registered public accounting firm. The Audit Committee has selected Forvis Mazars to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2025. We are submitting this selection for shareholder ratification at the Annual Meeting. We expect a representative of Forvis Mazars to be present at the Annual Meeting and to have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from shareholders.

Although we are not required to have our shareholders ratify the selection of the independent registered public accounting firm, the Board has determined to seek this ratification from shareholders as a means of soliciting shareholders’ views and as a matter of good corporate governance. If our shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain Forvis Mazars, but may retain the firm, nonetheless. Even if the selection is ratified, the Audit Committee, in its discretion, may change the Company’s independent registered public accounting firm at any time during the year if it determines that a change would be in the best interests of the Company and its shareholders.

The Board unanimously recommends that shareholders vote “FOR” the ratification of the appointment of Forvis Mazars to serve as the independent registered public accounting firm for the 2025 fiscal year.

Audit Fees. The fees billed to the Company and the Bank by Forvis Mazars for the fiscal years ended September 30, 2024 and 2023 are as follows:

	2024	2023
Audit fees (1)	$621,770	$628,323
Audit-related fees (2)	—	12,500
Tax fees (3)	112,625	78,500
All other fees	—	—

(1)	Includes fees for the audit of the consolidated financial statements, integrated audit of internal controls over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and review of interim financial information contained in the quarterly reports on Form 10-Q and other regulatory reporting.

(2)	Includes fees for the audit of the U.S. Housing and Urban Development assisted programs.

(3)	Includes fees for tax compliance services, including preparation of federal and state income tax returns, and tax payment and planning advice.

During the fiscal year ended September 30, 2024, all audit-related fees, tax fees, and all other fees set forth in the table above were approved by the Audit Committee.

Policy Regarding Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm. The Audit Committee has adopted a policy for approval of audit and permitted non-audit services by the Company’s independent registered public accounting firm. The Audit Committee will consider annually and approve the provision of audit services by the independent registered public accounting firm and, if appropriate, approve the provision of certain defined audit and non-audit services. The Audit Committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements.

Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member(s) to whom such authority is delegated shall report any specific approval of services at its next regular meeting. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its independent registered public accounting firm.

Item 4 – Advisory, Non-Binding Vote to Approve the Compensation of Named Executive Officers

The federal securities laws require the Company to hold an advisory, non-binding shareholder advisory vote on the compensation of its named executive officers, as described in the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this proxy statement.

Commonly known as a “say-on-pay” proposal, this proposal gives Company shareholders the opportunity to endorse or not endorse the Company’s executive compensation program and policies through a vote on the following resolution:

“Resolved, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this proxy statement.”

Because the vote is advisory, it will not be binding on the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board unanimously recommends a vote “FOR” approval of the compensation of the Company’s named executive officers.

The federal securities laws also require the Company to obtain, at least once every six years, a shareholder vote on the frequency of a shareholder vote on the compensation of the named executive officers. At the Company’s 2024 annual meeting of shareholders, the Board recommended and the Company shareholders voted in favor of holding an annual advisory vote on the compensation of the named executive officers. The next shareholder vote on the frequency of a shareholder vote on the compensation of the named executive officers will occur no later than at the Company’s 2029 annual meeting of shareholders.

EXECUTIVE COMPENSATION

As a “smaller reporting company” (as defined in SEC rules and regulations), the Company is entitled to certain exemptions from various reporting requirements that apply to other public companies that are not smaller reporting companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a specific form of Compensation Discussion and Analysis. We have elected to include expanded discussion and disclosure not required of smaller reporting companies.

Introduction

The objective of our executive compensation program is to attract, retain, and motivate leaders who are committed to executing the Company’s and the Bank’s business strategies, acting in the best interests of our stakeholders, and creating long-term value for our shareholders. To assist in achieving these objectives, the Compensation Committee has designed an executive compensation program that consists of fixed and variable pay elements in the form of base salaries, annual cash incentives and bonuses, and long-term equity incentives. We also provide retirement benefits that aid in the retention of our “named executive officers,” which include the Principal Executive Officer (the “PEO”) (i.e., President and Chief Executive Officer) and the two most highly compensated other executive officers (other than the PEO) of the Company. These individuals are referred to in this proxy statement as the “named executive officers” or “NEOs.”

The following discussion provides an overview of our Compensation Committee’s philosophy and objectives in designing our compensation programs, as well as the compensation determinations and rationale for those determinations for our NEOs.

Governance Practices and Policies

•	We have established compensation practices that we believe are consistent with best practices in corporate governance.

•	We base the cash incentive bonus plans on pre-established goals, employ a variety of performance metrics to deter excessive risk taking by eliminating any incentive focus on a single performance goal, and include appropriate levels of discretion to adjust incentive and bonus payments if results are not aligned with asset quality and regulatory compliance.

•	Equity incentive awards for NEOs and other officers include long-term vesting (e.g. graduated five-year period) and double-trigger vesting provisions upon a change in control.

•	Employment agreements include double-trigger provisions for payments upon a change in control.

•	We do not provide significant perquisites.

•	We do not use compensation-related tax gross-ups.

•	The Compensation Committee, consisting solely of independent directors, actively oversees our compensation programs and practices.

•	We engage an independent compensation consultant selected by the Compensation Committee.

Role of Compensation Committee

Each member of the Compensation Committee is an “independent director”, as defined by the applicable rules and regulations of the Nasdaq Stock Market, and meets the applicable standards of independence prescribed for purposes of federal securities, tax and other laws relating to the Compensation Committee’s duties and responsibilities. Additionally, none of these individuals is a former officer or employee of the Company or the Bank.

The Compensation Committee is responsible for establishing and overseeing executive compensation programs, annually reviewing and approving the performance and compensation of the PEO, and reviewing and approving recommendations regarding the compensation of the other executive officers reporting directly to the PEO. As part of that process, the Compensation Committee engages the services of an independent compensation consultant, ChaseCompGroup, to assist in evaluating and designing compensation, annual cash incentive and bonus, and equity-based incentive plans for the Company’s and the Bank’s executive and senior management relative to peers. While the Compensation Committee considers input from ChaseCompGroup, final decisions are based upon many factors and considerations.

Role of Management

The PEO does not play any role in the Compensation Committee’s determination of his compensation. The Compensation Committee does; however, solicit input from the PEO concerning the performance and compensation of the other executive officers. The PEO bases his respective recommendations on an assessment of each executive officer’s performance, peer data, competitive market conditions, retention risk, and our comprehensive compensation practices and philosophy. When appropriate, the Compensation Committee meets in executive session excluding the PEO. All executive officer compensation decisions are determined and approved by the Compensation Committee.

Role of Compensation Consultant

The Compensation Committee has the authority to engage, including approve the terms and fees of engagement, retain and terminate a compensation consultant. ChaseCompGroup reports directly to the Compensation Committee and its services are performed according to the direction, approval and prior knowledge of the Compensation Committee

The Compensation Committee has analyzed whether services performed by ChaseCompGroup have raised any conflict of interest, taking into consideration the following factors, among others: (i) the provision of other services to the Company by ChaseCompGroup; (ii) the amount of fees the Company paid to ChaseCompGroup as a percentage of ChaseCompGroup’s total revenue; (iii) ChaseCompGroup’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship between ChaseCompGroup or its compensation advisors with an executive officer of the Company or the Bank; (v) any business or personal relationship between ChaseCompGroup or its compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Company owned by ChaseCompGroup or its compensation advisors. The Compensation Committee has determined, based on its analysis of the above factors and other considerations, that the engagement of ChaseCompGroup has not created any conflict of interest.

Benchmarking and Peer Groups

ChaseCompGroup, together with the Compensation Committee, developed and recommended an appropriate peer group for assessing competitive compensation practices and comparing the Company’s financial performance. The Compensation Committee selected a regional peer group of 19 publicly traded thrift and banking institutions headquartered in Indiana, Ohio, Michigan, Illinois, Missouri and Tennessee with average assets of $2.8 billion for comparing base salary, total compensation and the Company’s performance. Additional consideration was given to the business models and performance of the peer group and the Company. The Compensation Committee evaluates the peer group annually for suitability and may modify peer groups from time to time based on mergers and acquisitions within the industry, changes in business models, or other relevant factors. While the compensation program for executive officers is measured to the peer group, the compensation of each executive officer may vary based on other factors, such as the individual’s performance, experience, responsibilities and competitive market conditions.

Components of the Compensation Program

During fiscal year 2024, our executive officer compensation program included four elements: base salary, annual cash incentive bonuses, equity incentive awards, and benefit plans. Philosophically, the Company establishes a lower base salary for executive officers, generally around the 50th percentile of the peer group, and provides the opportunity for a higher level of incentive compensation.

Base Salary. Executive officer base salaries are evaluated by the Compensation Committee on an annual basis. Salary ranges are developed by considering results of an independent review of the structure and competitiveness of the total compensation program for the position in comparison to, and in consideration of, market conditions and the peer group, as well as the overall importance of each position within the Company. The Compensation Committee then takes into consideration each executive officer’s performance and contribution to the long-term goals of the Company, leadership, experience in the industry, and operational effectiveness, as well as recent operating results, achievement of performance targets and other relevant factors. Based on the foregoing, there was a 7.3% base salary increase for NEOs during the 2024 fiscal year.

Cash Incentive Bonus Plans. The Bank maintains a performance-based Management Incentive Bonus (“MIB”) plan for its officers. A significant element of the overall officer compensation program is aligning management’s initiatives and work ethic to the achievement of measurable corporate and individual goals that are established annually by the board of directors of the Bank and the Compensation Committee. These goals include, but are not limited to, net income, return on average equity, return on average assets (“ROAA”), earnings per share, growth in loans and deposits, net interest margin, efficiency, asset quality, liquidity and capital management, and regulatory compliance. The MIB includes a performance trigger to activate the plan, requiring ROAA to be at least 0.60%, and generates an incentive bonus pool using increasing marginal incentive tiers that are correlated to increasing marginal ROAA tiers. Each officer is awarded a portion of the bonus pool annually based on collective and individual performance goals established by the Compensation Committee. The Compensation Committee maintains the discretion to modify or adjust the plan, pool and awards to consider, among other factors, the business environment, market conditions, health and strategic initiatives of the Company, and regulatory considerations. Additionally, the Compensation Committee maintains the discretion to modify, decrease, increase or eliminate individual awards based on positive or negative performance of the Company or individual.

The Bank also maintains a second performance-based All-Employee Bonus (“AEB”) plan for its officers and non-officer employees. A significant element of the overall officer and non-officer compensation program is aligning all employees to the achievement of measurable management, corporate and individual initiatives and goals that are established annually by strategic planning of the board of directors of the Bank and executive management. The AEB includes a discretionary incentive plan and specific non-discretionary sub-plans for select areas, business lines and departments of the Bank, such as a Retail Incentive Plan. The AEB generates an incentive bonus amount using increasing marginal incentive tiers that are correlated to increasing marginal ROAA tiers. From the bonus pool, payments to employees participating in non-discretionary sub-plans is deducted and the remaining bonus pool is allocated semi-annually amongst eligible employees in amounts equal to the pro rata share of each employee’s eligible compensation to total eligible compensation. The Compensation Committee maintains the discretion to modify or adjust the plan, pool and awards. Additionally, the Compensation Committee maintains the discretion to modify, decrease, increase or eliminate individual awards based on positive or negative performance of the Company or individual.

The NEOs participated in the MIB and AEB, earning bonus amounts during the 2024 fiscal year, which are disclosed in total in the SCT provided below.

Equity Incentive Plan. The Company adopted the 2021 Equity Plan, which was approved by the Company’s shareholders in February 2021, in order promote the long-term financial success of the Company by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s shareholders through the ownership of additional common stock of the Company. We believe that equity grants having time-based vesting features awarded under the plan promotes executive retention because this feature incentivizes our executive officers to remain in our employment throughout the vesting period. The NEOs participated in the 2021 Equity Plan and received awards in the form of restricted stock and incentive stock options during the 2024 fiscal year, which are disclosed in the SCT provided below.

Benefit Plans. The Company offers supplemental executive benefit plans in addition to qualified retirement and other benefit plans available to all employees. A summary of these programs (Supplement Life Insurance Agreements, 401(k) Plan and ESOP) is provided below.

Supplemental Life Insurance Agreements. The Bank has entered into Supplemental Life Insurance Agreements with certain officers of the Bank. The Bank acquired one or more life insurance policies on the lives of the officers whereby the Bank is the owner of the policies and has entered into an endorsement form with the officers to endorse a portion of the death benefits to the officers’ beneficiaries (such arrangements are referred to as “split dollar benefits”) should the officer die while employed by the Bank. The Supplemental Life Insurance Agreements provide for a split dollar benefit payable to the beneficiaries of executive officers, including NEOs, equal to three-times the base salary of the executive officer. Split dollar benefit amounts payable to the beneficiaries of non-executive officers range from one-times to two-times the base salaries of said officers depending on their officer rank. An officer’s participation in the Supplemental Life Insurance Agreements will cease upon termination of employment for all reasons other than death and disability related to terminal illness. The NEOs participate in Supplemental Life Insurance Agreements and the economic benefit of employer-paid premiums for split-dollar life insurance agreements and group term life insurance are disclosed in the SCT provided below.

401(k) Plan. The Bank maintains the 401(k) Plan, which is a qualified, tax-exempt profit sharing plan with a salary deferral feature under Section 401(k) of the Code. All employees who have attained age 21 and completed 3 months of eligibility service (as defined in the 401(k) Plan) are eligible to participate and are auto-enrolled in the 401(k) Plan for elective salary deferrals equal to 3% of eligible compensation (as defined in the 401(k) Plan). Additionally, participants may make elective salary deferrals during each plan year in an amount not to exceed the lesser of 75% or an annual limit imposed by law. Participants who have attained age 50 before the end of a plan year are also eligible to make catch-up contributions during each plan year in an amount not to exceed an annual limit imposed by law. In addition, participants that complete 1 year of eligibility service are eligible to receive safe harbor employer matching contributions equal to 100% of up to 5% of a participant’s eligible compensation that is deferred into the 401(k) Plan each plan year. Historically, the Bank has not made employer profit sharing contributions in addition to the safe harbor employer matching contributions. All participant elective salary deferrals, catch-up contributions, safe harbor employer matching contributions, and employer profit sharing contributions are immediately and fully vested. Participants are entitled to benefit payments upon termination of employment, once reached age 59 ½ or if have experienced an immediate or heavy financial need (as defined in and subject to various rules and requirements in the 401(k) Plan). Benefits are distributed in the form of lump sum payment. The NEOs participated in the 401(K) plan and received safe harbor employer matching contributions, which are disclosed in the SCT provided below.

Employee Stock Ownership Plan. The Bank adopted the ESOP for eligible employees, effective as of January 1, 2008, in connection with the Company’s initial public offering. All employees who attained age 21 and completed 1 year of eligibility service (as defined in the ESOP) on or before December 31, 2015 were eligible to participate in the ESOP. By resolution of the Board on December 16, 2015, the ESOP was frozen effective January 1, 2016 and no new participants were accepted thereafter. The ESOP trustee purchased, on behalf of the ESOP, 610,089 shares (split-adjusted for the Company’s three-for-one stock split in the form of a stock dividend effective September 15, 2021) of the Company’s common stock issued in the initial offering with the proceeds of a loan from the Company equal to the aggregate purchase price of the common stock. The loan was repaid principally and in full through the Company’s contribution to the ESOP and dividends payable on common stock held by the ESOP through December 31, 2015 and the trustee allocated all shares in the ESOP to the participants based on each participant’s proportional share of compensation relative to all participants. All participants became fully vested in their benefit after 6 years of eligibility service. Generally, participants will receive distributions from the ESOP after termination of employment. The NEOs are participants in the ESOP and received no allocations during the 2024 fiscal year.

Risk Assessment

The Compensation Committee believes that any risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the design and composition of the elements of the Company’s executive compensation program do not encourage management to assume excessive risks. The Compensation Committee assesses risks posed by the compensation plans maintained for the benefit of, and incentive compensation paid to, officers and employees. The risk assessment conducted in fiscal year 2024 concluded that our incentive compensation plans provide incentives that appropriately balance risk and reward, are compatible with effective controls and risk management, and are supportive of strong governance, including active oversight by the Board.

Tax Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code, as amended, publicly-held corporations are subject to limits on the deductibility of executive compensation. Deductible compensation is limited to $1 million per year for each covered employee, defined as the publicly-held corporation’s principal executive officer, principal financial officer and three additional highest compensated officers during any taxable year of the corporation beginning after December 31, 2016.

While the Compensation Committee currently does not have a formal policy with respect to the payment of compensation in excess of the deduction limit under Section 162(m) of the Internal Revenue Code, the Compensation Committee’s historical practice has been to structure compensation programs offered to the NEOs with a view to maximizing the tax deductibility of amounts paid. However, in structuring compensation programs and making compensation decisions, the Compensation Committee considers a variety of factors, including the materiality of the payment and tax deductions involved, the need for flexibility to address unforeseen circumstances, and our incentive and retention requirement for management personnel. After considering these factors, the Compensation Committee may decide to authorize payments, all or part of which may be a nondeductible expense for federal tax purposes.

Summary Compensation Table

The following information is furnished for the principal executive officer and the two most highly-compensated executive officers (other than the principal executive officer) of the Company or its subsidiaries whose total compensation earned for the fiscal year ended September 30, 2024 exceeded $100,000.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	All Other Compensation (3)	Total
Larry W. Myers	2024	$458,597	$144,718	$60,023	$44,102	$70,524	$777,964
President & Chief Executive Officer	2023	407,101	12,274	89,960	68,520	64,445	642,300

Tony A. Schoen	2024	$281,237	$88,770	$37,750	$28,436	$32,481	$468,674
Chief Financial Officer	2023	249,656	7,527	56,225	42,825	30,835	387,068

Jackie R. Journell	2024	$249,260	$47,402	$18,875	$15,123	$29,333	$359,993
Chief Operating Officer	2023	238,801	37,100	28,113	21,413	33,322	358,749

(1)

Reflects the aggregate grant date fair value for restricted stock awards granted during the fiscal year, computed in accordance with FASB ASC Topic 718. The amounts were calculated based on the Company’s stock price as of the grant date, which was $15.10 per share. See footnotes to the directors and executive officers stock ownership table under “Stock Ownership” for the aggregate number of unvested restricted stock award shares held in trust by each NEO at fiscal year-end. Restricted stock awards vest in five approximately equal installments, with the first vesting occurring on the first anniversary of the grant date.

(2)	Reflects the aggregate grant date fair value for stock options granted during the fiscal year, computed in accordance with FASB ASC Topic 718 using the binomial option pricing model to estimate the fair value of stock option awards. Stock option awards vest in five approximately equal installments, with the first vesting occurring on the first anniversary of the grant date. The actual realized value of the stock options, if any, will depend on the extent to which the market value of Company common stock exceeds the exercise price of the stock options on the exercise date. Accordingly, there is no assurance that the realized value will be at or near the estimated value disclosed in the table.

(3)	The amounts reported in the “All Other Compensation” column for 2024 are detailed in the table below.

	Mr. Myers	Mr. Schoen	Mrs. Journell
Employer 401(k) Plan matching contributions	$12,922	$10,384	$12,895
Economic benefit of employer-paid premiums for split-dollar life insurance agreements and group term life insurance	11,810	1,204	2,788
Dividends on unvested restricted stock award shares	5,049	3,300	1,650
Director fees	28,000	8,000	—
Economic benefit of employer-provided vehicle	12,743	7,292	—
Vehicle allowance	—	—	12,000

Employment Agreements

On October 1, 2023, Messrs. Myers and Schoen and Mrs. Journell (each an “executive” and, collectively, the “executives”) entered into employment agreements having three-year terms with the Company and the Bank. As of September 30, 2024, the employment agreements had remaining terms of two years and expire on October 1, 2026. The employment agreements provide that the Company and the Bank may extend the term of the employment agreements, following a review of an executive’s performance, for an additional year so that the remaining term of the agreements is again three years. As of September 30, 2024, the base salaries under the employment agreements are $467,423 for Mr. Myers, $286,649 for Mr. Schoen and $249,260 for Mrs. Journell, respectively. The employment agreements also provide for participation in employee benefit plans and programs we maintain for the benefit of employees and senior management personnel, including incentive compensation, health and welfare benefits, retirement benefits and certain fringe benefits, as described in the agreements. Following termination of employment, except in connection with a change in control, the executives must adhere to a one-year non-competition and non-solicitation covenants. We also agree to pay all reasonable costs and legal fees of the executives in relation to the enforcement of the employment agreements, provided the executives succeed on the merits in a legal judgment, arbitration proceeding or settlement. The employment agreements also provide for indemnification of the executives to the fullest extent legally permissible. See “Potential Post-Termination Benefits” for a discussion of the benefits and payments the executives may receive upon termination of employment.

Potential Post-Termination Benefits

Payments Made Upon Termination for Cause or Voluntary Termination Without Good Reason. If we terminate the employment of Messrs. Myers or Schoen or Mrs. Journell for cause, or if an executive terminates employment without good reason, under the terms of the employment agreements the executive would receive his or her base salary through the date of his termination of employment and retain the rights to any vested benefits, subject to the terms of any applicable plan or agreement under which we provide those benefits.

Payments Made Upon Voluntary Termination with Good Reason and Termination Without Cause. If we terminate an executive for reasons other than cause, or if an executive resigns after the occurrence of specified circumstances that constitute constructive termination (i.e., for “good reason”), the executive will receive his or her base salary for the remaining unexpired term of the employment agreement, paid in a single lump sum within ten days of termination. In addition, we will continue or cause to be continued the executive’s medical benefits until the earlier of: (1) return to employment with the Company, the Bank or another employer; (2) attainment of age 65; (3) death; or (4) the end of the remaining term of the employment agreement.

Payments Made Upon Disability. Under the employment agreements, during any incapacity leading up to the termination of the executive’s employment due to disability, we will continue to pay the executive’s base salary, benefits (other than bonus) and perquisites until the executive becomes eligible for benefits under our disability plan.

Payments Made Upon Death. Under the employment agreements, following an executive’s death, we will pay the executive’s estate the compensation due to the executive through the end of the month in which his death occurs.

Payments Made Upon a Change in Control. Under the employment agreements, if, in connection with or following a change in control (as described in the agreements), we, or our successor, terminate the executive without cause or if the executive terminates employment voluntarily under specified circumstances that constitute good reason, the executive will receive a lump sum payment equal to three times his or her average annual taxable compensation for the five taxable years preceding the change in control. In addition, we will continue or cause to be continued the executive’s medical benefits until the earlier of: (1) the date he or she returns to employment with the Company, the Bank or another employer; (2) attainment of age 65; (3) death; or (4) the end of the remaining term of the employment agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information as of September 30, 2024, concerning unexercised options and unvested stock awards for each named executive officer.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (1)
Larry W. Myers	33,300	—	$13.36	11/21/2026	11,795	$280,839
	1,200	300	22.12	11/21/2029
	927	612	21.10	11/21/2030
	9,000	13,500	26.72	11/21/2031
	3,000	9,000	22.49	11/21/2032
	—	12,423	15.10	11/21/2033

Tony A. Schoen	21,150	—	13.36	11/21/2026	7,820	186,194
	1,200	300	22.12	11/21/2029
	900	600	21.10	11/21/2030
	6,000	9,000	26.72	11/21/2031
	1,500	6,000	22.49	11/21/2032
	—	8,010	15.10	11/21/2033

Jackie R. Journell	5,400	—	23.02	05/18/2028	4,070	96,907
	3,552	885	22.12	11/21/2029
	489	324	21.10	11/21/2030
	3,000	4,500	26.72	11/21/2031
	750	3,000	22.49	11/21/2032
	—	4,260	15.10	11/21/2033

(1)	Based on the $23.81 closing price of the Company’s common stock on September 30, 2024.

Pay Versus Performance

General. The federal securities laws and SEC regulations require the Company to provide the following information about the relationship between “compensation actually paid” to our PEO and to our Non-PEO NEOs and certain financial performance measures of the Company. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year.

Year	SCT Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average SCT Total for Non- PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (5)	Net Income (6)
						(In thousands)
2024	$777,964	$945,582	$414,334	$488,809	$92.94	$13,592
2023	642,300	560,977	372,908	340,160	55.56	8,172
2022	1,177,655	1,114,340	624,278	588,380	84.27	15,386

(1)	Larry W. Myers served as PEO for each year presented in the above table. Compensation actually paid to Mr. Myers for each year presented in the table, as calculated in accordance with SEC regulations and presented in the Summary Compensation Table (“SCT”), was as follows:

(2)	2024
Total Compensation as Reported in SCT	$777,964
Fair value of equity awards granted during fiscal year	(104,124)
Fair value of equity compensation granted in current year at year end	138,746
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	132,059
Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	937
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—
Compensation Actually Paid to PEO	$945,582

Fair value was computed in accordance with the Company’s methodology used for financial reporting purposes.

(3)	The Non-PEO NEOs for each year presented in the table below are Tony A. Schoen and Jackie R. Journell. The average compensation actually paid to the Non-PEO NEOs for each year presented in the table, as calculated in accordance with SEC regulations, was as follows:

(4)	2024
Total Compensation as Reported SCT	$414,334
Fair value of equity awards granted during fiscal year	(50,092)
Fair value of equity compensation granted in current year at year end	66,423
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	57,666
Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	478
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—
Average Compensation Actually Paid to Non-PEO NEOs	$488,809

Fair value was computed in accordance with the Company’s methodology used for financial reporting purposes.

(5)	Total shareholder return (“TSR”) value represents the Company's cumulative TSR based on an initial $100 investment on September 30, 2021, assuming the reinvestment of dividends.
(6)	Net income is calculated in accordance with GAAP and reflects the amounts reported in the Company’s Annual Report on Form 10-K for the applicable year.

Relationship Between Compensation Actually Paid to PEO and the Average of the Compensation Actually Paid to Other Non-PEO NEOs and the Company's Cumulative TSR. From fiscal year 2022 to fiscal year 2023, the compensation actually paid to the PEO and the average of the compensation actually paid to the other Non-PEO NEOs decreased by 49.7% and 42.2%, respectively. The Company’s TSR decreased by 34.1% over the same period. From fiscal year 2023 to fiscal year 2024, the compensation actually paid to the PEO and the average of the compensation actually paid to the other Non-PEO NEOs increased by 68.6% and 43.7%, respectively. The Company’s TSR increased by 67.2% over the same period.

Relationship Between Compensation Actually Paid to PEO and the Average of the Compensation Actually Paid to Other Non-PEO NEOs and the Company's Net Income. From fiscal year 2022 to fiscal year 2023, the compensation actually paid to the PEO and the average of the compensation actually paid to the other Non-PEO NEOs decreased by 49.7% and 42.2%, respectively. From fiscal year 2022 to fiscal year 2023, the Company’s net income decreased by 46.9%. From fiscal year 2023 to fiscal year 2024, the compensation actually paid to the PEO and the average of the compensation actually paid to the other Non-PEO NEOs increased by 68.6% and 43.7%, respectively. From fiscal year 2023 to fiscal year 2024, the Company’s net income increased by 66.3%.

Policies and Practices Related to the Grant of Certain Equity Awards

While the Company does not have formal policy or obligation that requires it to grant or award equity-based compensation on specific date, the Compensation Committee and the Board have a historical practice of not granting stock options or other equity awards to executive officers during closed quarterly trading windows as determined under the Company’s insider trading policy. Consequently, the Company has not granted, and does not expect to grant, any equity awards to any named executive officers within fifteen business days preceding the filing with the SEC of any report on Forms 10-K, 10-Q or 8-K that discloses material non-public information. The Compensation Committee and the Board do not take material non-public information into account when determining the timing of equity awards and do not time the disclosure of material non-public information in order to impact the value of executive compensation. The Company generally grants equity awards to its executive officers, including the named executive officers, during the open trading window period in the first fiscal quarter for their performance in the prior fiscal year.

OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

General. Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. These individuals are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Delinquent Section 16(a) Reports. Based solely on its review of copies of the reports the Company has received and written representations provided to it from the individuals required to file Section 16(a) reports, the Company believes that each individual who, at any time during the fiscal year ended September 30, 2024, served as an executive officer or director of the Company has complied with applicable reporting requirements for transactions in Company common stock during the fiscal year ended September 30, 2024, except for Frank N. Czeschin who inadvertently failed to file a timely report with respect to the exercise of Company stock options.

Transactions with Related Persons

Loans and Extensions of Credit. The federal securities laws generally prohibit the Company from extending credit to its executive officers and directors. However, loans made by the Bank to its executive officers and directors in compliance with federal banking regulations are exempted from this prohibition. Federal banking regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank, therefore, is prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee. The Bank does not sponsor such a program.

According to the Audit Committee Charter, the Audit Committee periodically reviews, no less frequently than quarterly, a summary of the Company’s transactions with directors and executive officers of the Company, firms that directors own or control, and firms that employ directors, as well as any other related person transactions, for the purpose of recommending to the disinterested members of the Board that the transactions are fair, reasonable and within Company policy and should be ratified and approved. Also, in accordance with banking regulations and Company policy, the Board reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board. Additionally, pursuant to the Company’s Code of Ethics and Business Conduct, all executive officers and directors of the Company must disclose any existing or potential conflicts of interest to the President and Chief Executive Officer of the Company. Potential conflicts of interest include, but are not limited to, the following: (i) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (ii) the ownership of more than 1% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.

The aggregate outstanding balance of loans extended by the Bank to its executive officers and directors and their related parties was $2.0 million at September 30, 2024. These loans were performing according to their original terms at September 30, 2024. In addition, these loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features when made.

Other Transactions. Since October 1, 2023, there have been no transactions and there are no currently proposed transactions in which the Company or the Bank were or are to be a participant and the amount involved exceeds $120,000, and in which any of the Company’s executive officers and directors had or will have a direct or indirect material interest.

SUBMISSION OF BUSINESS PROPOSALS AND SHAREHOLDER NOMINATIONS

The Company must receive proposals that shareholders seek to include in the proxy statement for the Company’s 2026 annual meeting of shareholders no later than September 10, 2025. If the Company’s 2026 annual meeting of shareholders is held on a date that is more than 30 calendar days from February 11, 2026, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials for such annual meeting of shareholders. Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the SEC.

Under SEC Rule 14a-19, a stockholder intending to engage in a director election contest with respect to the annual meeting of shareholders to be held in 2026 must give the Company notice of its intent to solicit proxies by providing the name(s) of its nominee(s) and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting. If next year’s annual meeting is held on a date that is more than 30 calendar days from February 11, 2026, then notice must be given by the later of 60 calendar days before the date of the annual meeting or the 10th calendar day following the day on which the Company first makes public announcement of the date of the annual meeting.

In addition to the requirement of SEC Rule 14a-19, the Company’s Bylaws provide that, for a shareholder to make nominations for the election of directors or proposals for business to be brought before its annual meeting of shareholders, a shareholder must deliver notice of such nomination and/or proposals to the Company’s Secretary not less than 60 days nor more than 90 days before the date of the annual meeting of shareholders. However, if less than 71 days’ notice or prior public disclosure of the Company’s annual meeting of shareholders is given to shareholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the annual meeting of shareholders was mailed to shareholders or public disclosure of the meeting date was made. A copy of the Bylaws may be obtained from the Company.

SHAREHOLDER COMMUNICATIONS

The Company encourages shareholder communications to the Board and/or individual directors. All communications from shareholders should be addressed to First Savings Financial Group, Inc., First Savings Bank Center, 702 North Shore Drive, Suite 300, Jeffersonville, IN 47130. Communications to the Board should be sent to the attention of Tony A. Schoen, Corporate Secretary. Communications to individual directors should be sent to such director at the Company’s address. Shareholders who wish to communicate with a committee of the Board should send their communications to the attention of the chair of the committee, with a copy to L. Chris Fordyce, Chair of the Nominating/Corporate Governance Committee. It is within the discretion of the Nominating/Corporate Governance Committee as to whether a communication sent to the full Board should be brought before the full Board.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation and will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone. They will not receive additional compensation for these activities.

The Company’s Annual Report on Form 10-K has been included with this proxy statement. Any shareholder who has not received a copy of the Annual Report on Form 10-K may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the Annual Meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope or by voting via the Internet or by telephone.

By Order of the Board of Directors,

Tony A. Schoen
Corporate Secretary

Jeffersonville, Indiana

January 8, 2025

Appendix A

FIRST SAVINGS FINANCIAL GROUP, INC.

2025 EQUITY INCENTIVE PLAN

ARTICLE 1 - GENERAL

Section 1.1    Purpose, Effective Date and Term.  The purpose of this First Savings Financial Group, Inc. 2025 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of First Savings Financial Group, Inc. (the “Company”), and its Subsidiaries, including First Savings Bank (the “Bank”), by providing a means to attract, retain and reward individuals who contribute to that success and to further align their interests with those of the Company’s stockholders through the ownership of shares of Company Stock and/or through compensation tied to the value of the Company’s common stock. The “Effective Date” of the Plan shall be the date on which the Plan satisfies the applicable stockholder approval requirements.  The Plan will remain in effect as long as any Awards remain outstanding; provided, however, that no Awards may be granted under the Plan after the day immediately prior to the ten-year anniversary of the Effective Date. Upon stockholder approval of this Plan, no further awards shall be granted under the First Savings Financial Group, Inc. 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”), and the 2021 Equity Incentive Plan shall remain in existence solely for the purpose of administering outstanding grants thereunder.

Section 1.2    Administration.  The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”), in accordance with Section 5.1.

Section 1.3    Participation.  Each individual who is granted or holds an Award in accordance with the terms of the Plan will be a Participant in the Plan (a “Participant”). The grant of Awards shall be limited to Employees and Directors of the Company or any Subsidiary.

Section 1.4    Definitions.  Capitalized terms used in the Plan are defined in Article 8 and elsewhere in the Plan.

ARTICLE 2 - AWARDS

Section 2.1    General.  Any Award under the Plan may be granted singularly, or in combination with another Award (or Awards).  Each Award under the Plan shall be subject to the terms and conditions of the Plan and any additional terms, conditions, limitations and restrictions provided by the Committee with respect to the Award and as evidenced in an Award Agreement.  An Award may be granted as an alternative to or replacement of an existing award under the Plan or any other plan of the Company or any Subsidiary (provided, however, that no reload Awards shall be granted hereunder) or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary.  The types of Awards that may be granted under the Plan include:

(a)    Restricted Stock Awards.  A Restricted Stock Award means a grant of shares of Stock under Section 2.2 for no consideration or for such minimum consideration as may be required by applicable law, subject to a time-based vesting schedule or the satisfaction of market conditions or performance conditions.

(b)     Restricted Stock Units. A Restricted Stock Unit means a grant denominated in shares of Stock under Section 2.3 that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant of a Restricted Stock Unit. A Restricted Stock Unit is subject to a time-based vesting schedule or the satisfaction of market conditions or performance conditions and shall be settled in shares of Stock, cash, or a combination thereof.

(c)    Performance Awards. A Performance Award means an Award granted under Sections 2.2 or 2.3 that vests upon the achievement of one or more specified performance measures, as further set forth in Section 8.1 under the definition of “Performance Award.”

Section 2.2. Restricted Stock Awards.

(a)     Grant of Restricted Stock. Each Restricted Stock Award shall be evidenced by an Award Agreement that specifies: (i) the number of shares of Stock covered by the Restricted Stock Award; (ii) the date of grant of the Restricted Stock Award; (iii) the vesting period or conditions to vesting; and (iv) such other terms and conditions not inconsistent with the Plan, including the effect of termination of Participant’s employment or Service with the Company, as the Committee may, in its discretion, prescribe. Restricted Stock Awards may be granted as Performance Awards. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine, including electronically and/or solely on the books and records maintained by the transfer agent. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock (including that the Restricted Stock may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of the Plan and Award Agreement) and/or that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(b)     Terms and Conditions.    Each Restricted Stock Award shall be subject to the following terms and conditions:

(i)    Dividends. No cash dividends shall be paid with respect to any Restricted Stock Awards unless and until the Participant vests in the underlying share(s) of Restricted Stock. Upon the vesting of a Restricted Stock Award, any dividends declared but not paid during the vesting period shall be paid, without interest, within thirty (30) days following the vesting date. Any stock dividends declared on shares of Stock subject to a Restricted Stock Award shall be subject to the same restrictions and shall vest at the same time as the shares of Restricted Stock from which said dividends were derived. All unvested dividends shall be forfeited by the Participant to the extent his or her underlying Restricted Stock Awards are forfeited.

(ii)    Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, a Participant shall have voting rights related to unvested, non-forfeited Restricted Stock Awards and the voting rights may be exercised by the Participant in his or her discretion.

(iii)    Tender Offers and Merger Elections. Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in its direction (if the Participant is not a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no direction is given, then the shares of Restricted Stock shall not be tendered in any foregoing respect.

Section 2.3     Restricted Stock Units.

(a)  Grant of Restricted Stock Unit Awards.  Each Restricted Stock Unit shall be evidenced by an Award Agreement that specifies: (i)  the number of Restricted Stock Units covered by the Award; (ii)  the date of grant of the Restricted Stock Units; (iii) the Restriction Period; and (iv) such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Services with the Company as the Committee may, in its discretion, prescribe.

(b)  Terms and Conditions. Each Restricted Stock Unit Award shall be subject to the following terms and conditions:

(i)     A Restricted Stock Unit Award shall be similar to a Restricted Stock Award except that no shares of Stock are actually awarded to the Participant on the date of grant. The Committee may impose such conditions and/or restrictions on any Restricted Stock Unit Award granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions and vesting following the attainment of performance measures, restrictions under applicable laws or under the requirements of any Exchange or market on which shares of Stock may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of the Restricted Stock Units.  The Committee may make grants of Restricted Stock Units upon such terms and conditions as it may determine, which may include, but is not limited to, deferring receipt of the underlying shares of Stock provided the deferral complies with Section 409A of the Code and applicable provisions of the Plan.  Restricted Stock Units may be granted as Performance Awards.

(ii)     Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of grant of a Restricted Stock Unit for which a Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iii)    A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

(iv)     No dividends shall be paid on Restricted Stock Units. In the sole discretion of the Committee, exercised at the time of grant, Dividend Equivalent Rights may be assigned to Restricted Stock Units. A Dividend Equivalent Right, if any, shall be paid at the same time as the shares of Stock or cash subject to the Restricted Stock Unit are distributed to the Participant and is otherwise subject to the same rights and restrictions as the underlying Restricted Stock Unit.

Section 2.4    Vesting of Awards.  The Committee shall specify the vesting schedule or conditions of each Award. At least ninety-five percent (95%) of all Awards under the Plan shall be subject to a vesting requirement of at least one year of Service following the grant of the Award and evidenced in the Award Agreement, subject to acceleration of vesting, to the extent authorized by the Committee or set forth in the Award Agreement, upon the Participant’s death, Disability or an Involuntary Termination in connection with a Change in Control as set forth in Article 4.

Section 2.5    Deferred Compensation. Subject to approval by the Committee before an election is made, an Award of Restricted Stock Units may be deferred pursuant to a valid deferral election made by a Participant. If a deferral election is made by a Participant, the Award Agreement shall specify the terms of the deferral and shall constitute the deferral plan pursuant to the requirements of Code Section 409A. If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.5 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not apply to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.  Unless otherwise provided in a valid election form intended to comply with Code Section 409A, all Awards that are considered Deferred Compensation hereunder shall settle and be paid in no event later than two and one-half months following the end of the calendar year with respect to which the Award’s substantial risk of forfeiture lapsed.

Section 2.6.    Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award and, in so doing, may make distinctions based upon, among other things, the reason(s) for the Termination of Service and type of Award. Unless otherwise specified by the Committee and set forth in an Award Agreement or as set forth in any employment or severance agreement entered into by and between the Company and/or a Subsidiary and the Participant, the following provisions shall apply to each Award granted under this Plan:

(a)    Upon the Participant’s Termination of Service for any reason other than due to Disability, death or Cause, any Restricted Stock or Restricted Stock Units that have not vested as of the date of Termination of Service shall expire and be forfeited.

(b)    In the event of a Termination of Service for Cause, all Restricted Stock Awards and Restricted Stock Units that have not vested, shall expire and be forfeited.

(c)    Upon Termination of Service on account of Disability or death, all Restricted Stock Awards and Restricted Stock Units shall immediately vest as to all shares subject to an outstanding Award at the date of Termination of Service. Upon Termination of Service for reasons of death or Disability, any Awards that vest based on the achievement of performance targets shall vest based on achievement at target (or if actual achievement of the performance measures is greater than the target level, at the actual achievement level) as of the date of Disability or death.

(d)    Notwithstanding the provisions of this Section 2.6, the effect of a Change in Control on the vesting of Restricted Stock Awards, Restricted Stock Units and Performance Awards is as set forth in Article 4.

Section 2.7. Holding Period for Vested Awards. As a condition of receipt of an Award, the Award Agreement may require a Participant to agree to hold a vested Award for a period of time specified in the Award Agreement (“Holding Period”). In connection with the foregoing, a Participant may be required to retain direct ownership of such shares until the earlier of (i) the expiration of the Holding Period following the date of vesting or (ii) the Termination of Service. The foregoing limitation, if applicable, shall not apply to the extent that an Award vests due to death, Disability or an Involuntary Termination at or following a Change in Control, or to the extent that a Participant directs the Company to withhold or the Company elects to withhold shares of Stock with respect to the vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld and only to the extent of the shares are withheld for tax purposes or for purposes of the net settlement.

ARTICLE 3 - Shares Subject to Plan

Section 3.1    Available Shares.  The shares of Stock with respect to which Awards may be made under the Plan shall be authorized but unissued shares, shares held in treasury or, to the extent permitted by applicable law, shares subsequently acquired by the Company, including shares purchased in the open market or in private transactions.

Section 3.2    Share Limitations.

(a)    The maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 138,000, all of which may be used with respect to any type of Award available under the Plan, subject to adjustment as provided herein. The aggregate number of shares available for grant under this Plan from the share reserve and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4.

(b)    Computation of Shares Available. For purposes of this Section 3.2 and in connection with the granting of Restricted Stock or Restricted Stock Units, the number of shares of Stock available for the grant of Awards shall be reduced by the number of shares previously granted, subject to the following. To the extent any shares of Stock covered by an Award under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled, then the shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent that shares of Stock are withheld to satisfy tax withholding upon the vesting of an Award, then the number of shares of Stock available shall be reduced by the gross number of shares of Stock that have vested prior to the return of shares to satisfy tax withholding, rather than by the net number of shares of Stock issued.

Section 3.3 Limitations on Grants to Employees and Directors.

(a)            Award Limitations. The maximum number of shares of Stock represented by grants of Awards made to any individual may not, in the aggregate, exceed 34,500 for any calendar year.

(b)            Awards Subject to Adjustment. The aggregate number of shares available for grant under this Plan and the number of shares subject to outstanding Awards, including the limit on the number of Awards available for grant under this Plan described in this Section 3.3, shall be subject to adjustment as provided in Section 3.4.

Section 3.4    Corporate Transactions.

(a)            General. If the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Restricted Stock and Restricted Stock Unit Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Committee, so that the proportionate interest of the Participant immediately following such event shall, to the extent practicable, be the same as immediately before such event.  In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Restricted Stock Awards and Restricted Stock Units (including, without limitation, cancellation of Restricted Stock Awards and Restricted Stock Units in exchange for the substitution or exchange of Restricted Stock Awards and Restricted Stock Units using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

(b)            Merger in Which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise set forth in the definitive agreement relating to the consummation of such merger, consolidation or other business reorganization, any Restricted Stock or Restricted Stock Units which remain outstanding shall be assumed by and become Restricted Stock and/or Restricted Stock Units of the business entity which survives the merger, consolidation or other business reorganization. If the acquiring entity fails or refuses to assume the Company’s outstanding Awards, any outstanding Awards shall vest in the same manner as required under Section 4.1(c). Unless another treatment is specified in the documents governing the merger, consolidation or other business organization, in the case of vested Restricted Stock or Restricted Stock Units, holders thereof shall receive on the effective date of the transaction, the same value as received by a holder of a share of Stock, multiplied by the number of Restricted Stock or Restricted Stock Units held.

Section 3.5    Delivery of Shares.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)    Compliance with Applicable Laws.  Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity.

(b)    Certificates.  To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be made on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.

ARTICLE 4 - CHANGE IN CONTROL

Section 4.1    Consequence of a Change in Control. Except as otherwise provided in the Plan and unless the Committee determines otherwise:

(a)    Upon an Involuntary Termination at or following a Change in Control, all Restricted Stock Awards and Restricted Stock Units, shall be fully earned and vested immediately.

(b)    Upon an Involuntary Termination at or following a Change in Control, all Performance Awards shall vest at the greater of the target level of performance or actual annualized performance measured as of the most recent completed fiscal quarter.

(c)    Notwithstanding anything in the Plan to the contrary, in the event of a Change in Control in which the Company is not the surviving entity, any Awards granted under the Plan which are outstanding immediately prior to such Change in Control shall fully vest immediately in the event the successor entity does not assume the Awards granted under the Plan and Performance Awards shall vest at the rate specified in Section 4.1(b) of the Plan.

Section 4.2    Definition of Change in Control.  For purposes of this Plan, the term “Change in Control” shall mean the consummation by the Company or the Bank, in a single transaction or series of related transactions, of any of the following:

(a)            Merger. The Company or the Bank merges into or consolidates with another entity, or merges another bank or corporation into the Company or the Bank, and, as a result in either case, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank immediately before the merger or consolidation;

(b)            Acquisition of Significant Share Ownership. There is filed, or is required to be filed, a report on Schedule 13D or another form or schedule (other than a Schedule 13G) required under Section 13(d) or 14(d) of the Exchange Act, if the schedule discloses that the filing person has or persons acting in concert have become the beneficial owner of 25% or more of a class of the Company’s or Bank’s voting securities; provided, however, this sub-section (b) shall not apply to beneficial ownership of the Company’s or the Bank’s voting shares held in a fiduciary capacity by an entity in which the Company directly or indirectly beneficially owns 50% or more of its outstanding Voting Securities;

(c)            Change in Board Composition. During any period of two (2) consecutive years, individuals who constitute the Company’s or the Bank’s board of directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s or the Bank’s board of directors; provided, however, that for purposes of this sub-section (c), each director who is first elected by the board of directors (or first nominated by the board of directors for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period or who is appointed as a director as a result of a directive, supervisory agreement or order issued by the primary banking regulator of the Company or the Bank or by the Federal Deposit Insurance Corporation shall be deemed to have also been a director at the beginning of such period; or

(d)            Sale of Assets. The Company or the Bank sells to a third party all or substantially all of its assets.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired beneficial ownership of more than the permitted amount of the then outstanding Stock or Voting Securities as a result of a change in the number of shares of Stock or Voting Securities then outstanding, which thereby increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Stock or Voting Securities which increases the percentage of the then outstanding Stock or Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur.

In addition, if an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, the Award is to be triggered solely by a Change in Control, then with respect to the Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of the transaction.

ARTICLE 5 - COMMITTEE

Section 5.1    Administration. The Plan shall be administered by the members of the Compensation Committee of the Company who are Independent Board Members. If the Committee consists of fewer than two (2) Independent Board Members, then the Board of Directors shall appoint to the Committee such additional Independent Board Members as shall be necessary to provide for a Committee consisting of at least two (2) Independent Board Members. Any members of the Committee who do not qualify as Independent Board Members shall abstain from participating in any discussion or decision to make or administer Awards that are made to Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the Exchange Act. The Board of Directors (or if necessary to maintain compliance with the applicable listing standards, those members of the Board of Directors who are “independent directors” under the corporate governance statutes or rules of any Exchange on which the Company lists, or has listed or seeks to list its securities) may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2    Powers of Committee.  The Committee’s administration of the Plan shall be subject to the following:

(a)    The Committee has the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees, Directors and service providers those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, features, performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards, to cancel or suspend Awards (subject to the restrictions imposed by Article 6) and to reduce, eliminate or accelerate any restrictions applicable to an Award at any time after the grant of the Award.  Notwithstanding the foregoing, the Committee will not have the authority or discretion to accelerate the vesting requirements applicable to an Award to avoid the one-year minimum vesting requirement pursuant to Section 2.4 except in the event of a Change in Control as provided under Section 4.1 of the Plan and in the event of termination due to death or Disability.

(b)    The Committee has the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)    The Committee has the authority to define terms not otherwise defined herein.

(d)    In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and bylaws of the Company and applicable state corporate law.

Section 5.3    Delegation by Committee.  Except to the extent prohibited by applicable law, the applicable rules of an Exchange upon which the Company is listed or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including (a) delegating to a committee of one or more members of the Board of Directors who are not “Independent Board Members,” the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act; or (b) delegating to a committee of one or more members of the Board of Directors who would be eligible to serve on the Compensation Committee of the Company pursuant to the listing requirements imposed by any national securities Exchange on which the Company lists, has listed or seeks to list its securities, the authority to grant awards under the Plan.  The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4    Information to be Furnished to Committee.  As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with data and information it determines may be required for it to discharge its duties.  The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect.  Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee any evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5    Committee Action.  The Committee shall hold meetings, and may make administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee, including interpretations of provisions of the Plan, shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same on its behalf.

ARTICLE 6 - AMENDMENT AND TERMINATION

Section 6.1    General.  The Board of Directors may, as permitted by law, at any time, amend or terminate the Plan, and the Board of Directors or the Committee may, at any time, amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.5,  Section 3.4 and Section 6.2) may cause the Award to violate Code Section 409A or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan before the date the amendment is adopted by the Board of Directors or made by the Committee; provided, however, that, no amendment may (a) materially increase the benefits accruing to a Participant under the Plan; (b) materially increase the aggregate number of securities that may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.

Section 6.2    Amendment to Conform to Law and Accounting Changes.  Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 to any Award granted under the Plan without further consideration or action.

ARTICLE 7 - GENERAL TERMS

Section 7.1    No Implied Rights.

(a)    No Rights to Specific Assets.  Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right, evidenced by an Award Agreement, to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)    No Contractual Right to Employment or Future Awards.  The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the terms of the Plan.  No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(c)    No Rights as a Stockholder. Except as otherwise provided in the Plan or in an Award Agreement, no Award shall confer upon the holder thereof any rights as a stockholder of the Company before the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2    Transferability.  Awards of Restricted Stock shall not be transferable, except in the event of death, before the time that the Awards vest in the Participant. A Restricted Stock Unit Award is not transferable, except in the event of death, before the time that the Restricted Stock Unit Award vests in the Participant and property in which the Restricted Stock Unit is denominated is distributed to the Participant or the Participant’s beneficiary.

A beneficiary or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except as otherwise determined by the Committee, in its discretion, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

Section 7.3    Designation of Beneficiaries.  A Participant may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend the designation. Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of the beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4    Non-Exclusivity.  Neither the adoption of this Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval (and any subsequent approval by the stockholders of the Company) shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt other incentive arrangements as may be deemed desirable, including, without limitation, the granting of Restricted Stock Awards and/or Restricted Stock Units otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5    Award Agreement.  Each Award granted under the Plan shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant, and the Committee may, but need not require, that the Participant sign a copy of the Award Agreement. In the absence of a specific provision in the Award Agreement, the terms of the Plan shall control. In the event of a conflict between the terms of an Award Agreement and the Plan, the terms of the Plan will control.

Section 7.6    Form and Time of Elections; Notification Under Code Section 83(b).  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service or as otherwise required by the Committee. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).

Section 7.7    Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other written information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8    Tax Withholding.

(a)            Payment by Participant.    Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any taxes from any payment of any kind otherwise due to the Participant. The Company's obligation to deliver evidence of book entry (or stock certificates) to any Participant is subject to and conditioned on tax withholding obligations being satisfied by the Participant.

(b)            Payment in Stock.    The Committee may require or permit the Company's tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants.

Section 7.9    Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution or unanimous written consent of its board of directors, or by action of one or more members of the board of directors (including a committee of the board of directors) who are duly authorized to act for the board of directors, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or Subsidiary.

Section 7.10    Successors.  All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11    Indemnification.  Except as provided in the last sentence of this Section 7.11, to the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board of Directors, or an officer or Employee of the Company or a Subsidiary to whom authority was delegated in accordance with Section 5.3, shall be indemnified and held harmless by the Company (i) against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan; and (ii) against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses. Notwithstanding anything to the contrary in this Plan, the foregoing right to indemnification shall not apply to any compensation that an Employee is required to repay the Company pursuant to the terms of a Company clawback policy.

Section 7.12    No Fractional Shares.  Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award Agreement. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether the fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.

Section 7.13    Governing Law.  The Plan, all awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to principles of conflict of laws, except as superseded by applicable federal law.  The federal and state courts located in County of Clark, Indiana, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award, each Participant, and any other person claiming any rights under the Plan, agrees to submit himself or herself, and any legal action brought with respect to the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.14    Benefits Under Other Plans.  Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, non-qualified plan or other benefit plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.15    Validity.  If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been included in the Plan.

Section 7.16    Notice.  Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or an Award Agreement shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Notices, demands, claims and other communications shall be deemed given: (i) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; (ii) in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or (iii) in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

If a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Corporate Secretary, unless otherwise provided in the Award Agreement.

Section 7.17    Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. These events include, but are not limited to, termination of employment for Cause, termination of the Participant’s provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

Section 7.18    Regulatory Requirements. The grant and settlement of Awards shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

Section 7.19.    Awards Subject to Company Clawback Policies and Restrictions.

Clawback Policies. Awards granted hereunder are subject to any clawback policy that may be adopted by the Company from time to time, including the Company’s current clawback policy, and pursuant to the provisions of Section 954 of the Dodd-Frank Act, implementing regulations thereunder, or otherwise.

Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

Hedging/Pledging Policy Restrictions. Awards under the Plan shall be subject to the Company’s policies relating to hedging and pledging, as may be in effect from time to time.

ARTICLE 8 - DEFINED TERMS; CONSTRUCTION

Section 8.1    In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

“10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

“Award” means any Restricted Stock Award or Restricted Stock Unit or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

“Award Agreement” means the document (in whatever medium prescribed by the Committee and whether or not a signature is required or provided by a Participant) that evidences the terms and conditions of an Award. A copy of the Award Agreement will be provided (or made available electronically) to each Participant.

“Board of Directors” means the Board of Directors of the Company.

“Cause” If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “cause,” then, for purposes of this Plan, the term “Cause” shall have the meaning set forth in such agreement. In the absence of such a definition, “Cause” means termination because of (i) Participant’s conviction (including conviction on a nolo contendere plea) of a felony or of any lesser criminal offense involving moral turpitude, fraud or dishonesty; (ii) the willful commission by Participant of a criminal or other act that, in the reasonable judgment of the Board of Directors will likely cause substantial economic damage to the Company or the Bank or substantial injury to the business reputation of the Company or the Bank; (iii) the commission by Participant of an act of fraud in the performance of his duties on behalf of the Company or Bank; (iv) Participant’s material violation of the Bank’s code of ethics; (v) the continuing willful failure of Participant to perform his employment duties to the Company or Bank after thirty (30) days’ written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to Participant by the Board of Directors; (vi) willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company or a Subsidiary to cooperate, or the deliberate destruction of or deliberate failure to preserve documents or other materials that the Participant should reasonably know to be relevant to such investigation, after being instructed by the Company or a Subsidiary to preserve such documents, or the willful inducement of others to fail to cooperate or to fail to produce documents or other materials; or (vii) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of Participant’s employment by the Company or the Bank.

“Change in Control” has the meaning ascribed to it in Section 4.2.

“Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

“Director” means a member of the Board of Directors or of the board of directors of a Subsidiary.

“Disability” If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement. In the absence of such a definition, “Disability” shall be defined in accordance with the Bank’s long-term disability plan. To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a that a Participant has been determined to be disabled by the Social Security Administration. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a Disability has been incurred.

“Dividend Equivalent Right” means the right, associated with a Restricted Stock Unit, to receive a payment, in cash or shares of Stock, as applicable, equal to the amount of dividends paid on a share of Stock, as specified in the Award Agreement.

“Employee” means any person employed by the Company or a Subsidiary, including Directors who are employed by the Company or a Subsidiary.

“Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules, regulations and guidance promulgated thereunder, as modified from time to time.

“Fair Market Value” on any date, means (i) if the Stock is listed on an Exchange, national market system or automated quotation system, the closing sales price on that Exchange or over such system on that date or, in the absence of reported sales on that date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on an Exchange, national market system or automated quotation system, “Fair Market Value” shall mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 409A.

“Good Reason” A termination of employment by an Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events:

(i)    a material reduction in Participant’s base salary or base compensation;

(ii)   a material diminution in Participant’s authority, duties or responsibilities without the written consent of Participant;

(iii)   a change in the geographic location at which Participant must perform his duties that is more than twenty-five (25) miles from the location of Participant’s principal workplace on the date immediately prior to a Change in Control.

Notwithstanding the foregoing, in the event a Participant is a party to an employment, change in control or other severance agreement that provides a definition for “Good Reason” or a substantially similar term, then the occurrence of any event set forth in such definition. In the event an Award is subject to Code Section 409A, the term “Good Reason” shall be defined in accordance with Code Section 409A.

Further, the Participant must give written notice to the Company or the Subsidiary for whom the Participant is employed of the Good Reason condition within 60 days of becoming aware (or should have become aware) of the applicable facts and circumstances, the Company or Subsidiary, as applicable, shall have 30 days to cure the Good Reason condition, and the Participant must terminate employment within 30 days after expiration of the opportunity to cure. Any distribution of an Award subject to Code Section 409A shall be subject to the distribution timing rules of Code Section 409A, including any delay in the distribution of such Award, which rules shall be set forth in the Award Agreement.

“Holding Period” has the meaning ascribed to it in Section 2.7.

“Independent Board Member” means a member of the Board of Directors who: (a) is not a current Employee of the Company or a Subsidiary, (b) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, for services rendered as a consultant or in any capacity other than as a Director, except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto, and (c) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Independent Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of a “Non-Employee Directors” under Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any Exchange on which the Company lists or seeks to list its securities.

“Involuntary Termination” means the Termination of Service of a Participant by the Company or Subsidiary, other than a termination for Cause, or termination of employment by an Employee for Good Reason.

“Performance Award” means an Award that vests in whole or in part upon the achievement of one or more specified performance measures, as determined by the Committee. Regardless of whether an Award is subject to the attainment of one or more performance measures, the Committee may also condition the vesting thereof upon the continued Service of the Participant. The conditions for grant or vesting and the other provisions of a Performance Award (including without limitation any applicable performance measures) need not be the same with respect to each recipient. A Performance Award shall vest, or as to Restricted Stock Units be settled, after the Committee has determined that the performance goals have been satisfied.

Performance measures can include, but are not limited to: book value or tangible book value per share; basic earnings per share (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; or earnings per share); basic cash earnings per share; diluted earnings per share; return on equity; net income or net income before taxes; net interest income; non-interest income; non-interest expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; financial return ratios; adjusted earnings, capital; increase in revenue; total stockholder return; net operating income, operating income; net interest margin or net interest rate spread; stock price; assets, growth in assets, loans or deposits, asset quality level, charge offs, loan reserves, non-performing assets, loans, deposits, growth of loans, loan production volume, non-performing loans, deposits or assets; regulatory compliance or safety and soundness; achievement of balance sheet or income statement objectives and strategic business objectives, or any combination of these or other measures.

Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The terms of an Award may provide that partial achievement of performance measures may result in partial payment or vesting of the Award or that the achievement of the performance measures may be measured over more than one period or fiscal year. In establishing any performance measures, the Committee may provide for the exclusion of the effects of certain items, including but not limited to: (i) extraordinary, unusual, infrequently occurring and/or nonrecurring events or items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the Company’s stock; (iv) changes in tax or accounting principles, regulations or laws; or (v) expenses incurred in connection with a merger, branch acquisition or similar transaction.   Subject to the preceding sentence, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. Notwithstanding anything to the contrary herein, performance measures relating to any Award hereunder will be modified, to the extent applicable, to reflect a change in the outstanding shares of Stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a Subsidiary. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

“Restricted Stock” or “Restricted Stock Award” has the meaning ascribed to it in Section 2.1(a).

“Restricted Stock Unit” has the meaning ascribed to it in Section 2.1(b).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules, regulations and guidance promulgated thereunder and modified from time to time.

“Service” means service as an Employee, non-employee Director, or service provider of the Company or a Subsidiary, as the case may be, and includes service as a director emeritus or advisory director. Service shall not be deemed interrupted in the case of (i) any approved leave of absence for military service or sickness, or for any other purpose approved by the Company or a Subsidiary, if the Employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, (ii) transfers among the Company, any Subsidiary, or any successor entities, in any capacity of Employee or Director, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary in any capacity as an Employee or Director (except as otherwise provided in the Award Agreement).

“Stock” means the common stock of the Company, $0.01 par value per share.

“Subsidiary” means any partnership or joint venture in which the Company and/or any other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.

“Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director of (including a director emeritus or advisory director), or service provider to, the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(1)    The Participant’s cessation of Service as an Employee or service provider shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two (2)  Subsidiaries.

(2)    The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services provided the leave of absence does not exceed six (6) months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six (6) months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the six (6) month period. For purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(3)    If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of or service provider to the Company or an entity that is then a Subsidiary, then the occurrence of the transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity by which the Participant is employed or to which the Participant is providing Services.

(4)    Except to the extent Code Section 409A may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. If any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.6), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the employer and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than fifty percent (50%) of the average level of bona fide Services in the thirty-six (36) months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, the payment or a portion of the payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(5)    With respect to a Participant who is a Director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director. With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or director emeritus or advisory director.

“Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

Section 8.2    In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a)    Actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b)    References to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c)    In computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d)    References to time periods measured in days shall mean calendar days;

(e)    References to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(f)    Indications of time of day mean Eastern time;

(g)    The word “including” means “including, but not limited to”;

(h)    All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(i)    All words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(j)    The captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(k)   Any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(l)    All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

# # #

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V59258-P20239 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. FIRST SAVINGS FINANCIAL GROUP, INC. The Board of Directors unanimously recommends you vote FOR ALL the following director nominees: 1. To elect four directors to serve for a term of three years Nominees: The Board of Directors unanimously recommends you vote FOR the following proposals: 3. The approval of a non-binding proposal to ratify the appointment of Forvis Mazars, LLP as the independent registered public accounting firm of First Savings Financial Group, Inc. for the fiscal year ending September 30, 2025. 4. The approval of a non-binding resolution to approve the compensation of the named executive officers as disclosed in the accompanying proxy statement. 2. The approval of the First Savings Financial Group, Inc. 2025 Equity lncentive Plan. 01) Douglas A. York 02) John P. Lawson, Jr. 03) Frank N. Czeschin 04) Steven R. Stemler Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. COMMON CLASS SCAN TO FIRST SAVINGS FINANCIAL GROUP, INC. 702 NORTH SHORE DRIVE, SUITE 300 VIEW MATERIALS & VOTEw JEFFERSONVILLE, IN 47130 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. The deadline for Internet voting is 11:59 P.M. Eastern Time on February 10, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. The deadline for telephone voting is 11:59 P.M. Eastern Time on February 10, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. V59259-P20239 FIRST SAVINGS FINANCIAL GROUP, INC. Annual Meeting of Shareholders February 11, 2025 2:00 PM This proxy is solicited by the Board of Directors The undersigned hereby appoints the official proxy committee of First Savings Financial Group, Inc. (the "Company"), consisting of Pamela Bennett-Martin, L. Chris Fordyce and Troy D. Hanke or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders to be held on February 11, 2025 at 2:00 PM, local time, at the First Savings Bank Center, 702 North Shore Drive, Jeffersonville, Indiana 47130 and at any adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present at such meeting. This proxy will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted "FOR ALL" of the director nominees and "FOR" each of proposals 2, 3 and 4. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting. Continued and to be signed on reverse side

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V59260-P20239 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. FIRST SAVINGS FINANCIAL GROUP, INC. The Board of Directors unanimously recommends you vote FOR ALL the following director nominees: 1. To elect four directors to serve for a term of three years Nominees: The Board of Directors unanimously recommends you vote FOR the following proposals: 3. The approval of a non-binding proposal to ratify the appointment of Forvis Mazars, LLP as the independent registered public accounting firm of First Savings Financial Group, Inc. for the fiscal year ending September 30, 2025. 4. The approval of a non-binding resolution to approve the compensation of the named executive officers as disclosed in the accompanying proxy statement. 2. The approval of the First Savings Financial Group, Inc. 2025 Equity lncentive Plan. 01) Douglas A. York 02) John P. Lawson, Jr. 03) Frank N. Czeschin 04) Steven R. Stemler 401(k) PLAN Please sign exactly as your name appears hereon. SCAN TO FIRST SAVINGS FINANCIAL GROUP, INC. 702 NORTH SHORE DRIVE, SUITE 300 VIEW MATERIALS & VOTEw JEFFERSONVILLE, IN 47130 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. The deadline for Internet voting is 11:59 P.M. Eastern Time on February 4, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. The deadline for telephone voting is 11:59 P.M. Eastern Time on February 4, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The deadline for voting by mail is 11:59 P.M. Eastern Time on February 4, 2025. NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. V59261-P20239 FIRST SAVINGS FINANCIAL GROUP, INC. Annual Meeting of Shareholders February 11, 2025 2:00 PM This 401(k) Plan voting instruction is solicited by the Board of Directors The undersigned hereby directs Pentegra Trust Company ("401(k) Plan Trustee") to vote all shares of First Savings Financial Group, Inc. ("Company") common stock credited to the undersigned in the First Savings Bank Employees' Savings & Profit Sharing Plan ("401(k) Plan") which the undersigned is entitled to direct the 401(k) Plan Trustee to vote at the Annual Meeting of Shareholders to be held on February 11, 2025 at 2:00 PM, local time, at the First Savings Bank Center, 702 North Shore Drive, Jeffersonville, Indiana 47130, and at any adjournments or postponements thereof. The 401(k) Plan Trustee will vote as directed if the voting instructions are timely. The 401(k) Plan Trustee will vote all shares of Company common stock held in the 401(k) Plan for which no timely instructions are received as directed by the Company. Voting instructions are considered timely if they are received by 11:59 PM ET on February 4, 2025. Participant voting instructions will not be revealed to any employee or director of the Company or First Savings Bank. Continued and to be signed on reverse side

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V59262-P20239 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. FIRST SAVINGS FINANCIAL GROUP, INC. The Board of Directors unanimously recommends you vote FOR ALL the following director nominees: 1. To elect four directors to serve for a term of three years Nominees: The Board of Directors unanimously recommends you vote FOR the following proposals: 3. The approval of a non-binding proposal to ratify the appointment of Forvis Mazars, LLP as the independent registered public accounting firm of First Savings Financial Group, Inc. for the fiscal year ending September 30, 2025. 4. The approval of a non-binding resolution to approve the compensation of the named executive officers as disclosed in the accompanying proxy statement. 2. The approval of the First Savings Financial Group, Inc. 2025 Equity lncentive Plan. 01) Douglas A. York 02) John P. Lawson, Jr. 03) Frank N. Czeschin 04) Steven R. Stemler Please sign exactly as your name appears hereon. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. SCAN TO FIRST SAVINGS FINANCIAL GROUP, INC. 702 NORTH SHORE DRIVE, SUITE 300 VIEW MATERIALS & VOTEw JEFFERSONVILLE, IN 47130 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. The deadline for Internet voting is 11:59 P.M. Eastern Time on February 4, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. The deadline for telephone voting is 11:59 P.M. Eastern Time on February 4, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The deadline for voting by mail is 11:59 P.M. Eastern Time on February 4, 2025. ESOP

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. V59263-P20239 FIRST SAVINGS FINANCIAL GROUP, INC. Annual Meeting of Shareholders February 11, 2025 2:00 PM This ESOP voting instruction is solicited by the Board of Directors The undersigned hereby directs First Bankers Trust Services, Inc. ("ESOP Trustee") to vote all shares of First Savings Financial Group, Inc. ("Company") common stock allocated to the undersigned in the First Savings Bank Employee Stock Ownership Plan ("ESOP") which the undersigned is entitled to direct the ESOP Trustee to vote at the Annual Meeting of Shareholders to be held on February 11, 2025 at 2:00 PM, local time, at the First Savings Bank Center, 702 North Shore Drive, Jeffersonville, Indiana 47130, and at any adjournments or postponements thereof. In accordance with the terms of the ESOP, the ESOP Trustee will vote as directed if the voting instructions are timely. The ESOP Trustee will vote all unallocated shares of Company common stock and shares of Company common stock for which timely instructions were not received in a manner calculated to most accurately reflect the timely instructions the ESOP Trustee received from other participants. Voting instructions will be considered timely if received by 11:59 PM ET on February 4, 2025. Participant voting instructions will not be revealed to any employee or director of the Company or First Savings Bank. Continued and to be signed on reverse side